Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286883

PROSPECTUS SUPPLEMENT NO. 8

(to Prospectus dated May 8, 2025)

STARDUST POWER INC.

Up to 1,302,451 Shares of Common Stock

This prospectus supplement supplements the prospectus dated May 8, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-286883). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2025 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus relates to the resale from time to time of up to 1,302,451 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Stardust Power, Inc. (the “Company” or “Stardust Power”) by the selling stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest consisting of:

●	15,000 shares of Common Stock issued to J.V.B. Financial Group, LLC, for services provided through its Cohen & Company Capital Markets division (“J.V.B.”) related to the Company’s business combination completed on July 8, 2024 (the “J.V.B. Shares”);
●	97,765 shares of Common Stock (the “December 6, 2024 Loan Shares”) issued to a Selling Stockholder as partial consideration for the purchase of $1,750,000 of promissory notes pursuant to a terms sheet dated December 6, 2024 (the “December 6, 2024 Loan”);
●	48,882 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock issued as partial consideration for the December 6, 2024 Loan (the “December 6, 2024 Loan Warrants”);
●	75,418 shares of Common Stock (the “December 13, 2024 Loan Shares”) issued to Selling Stockholders as partial consideration for the purchase in the aggregate of $1,800,000 of promissory notes pursuant to a terms sheet dated December 13, 2024 and securities purchase agreement dated April 2025 (the “December 13, 2024 Loan”);
●	37,709 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock issued as partial consideration for the December 13, 2024 Loan (the “December 13, 2024 Loan Warrants”);
●	12,850 shares of Common Stock (the “2024 Private Placement Shares”) issued to Selling Stockholders in a private placement pursuant to a terms sheet entered into on December 31, 2024 (the “2024 Private Placement”;.
●	6,425 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock issued in the 2024 Private Placement (the “2024 Private Placement Warrants”);
●	50,000 shares of Common Stock (the “License Agreement Shares”) issued to a Selling Stockholder pursuant to a License Agreement dated February 7, 2025; and
●	958,400 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the “Inducement Warrants,” and together with the December 6, 2024 Loan Warrants, December 13, 2024 Loan Warrants and 2024 Private Placement Warrants, the “Warrants”), issued to a Selling Stockholder in connection with the exercise of existing warrants to purchase shares of Common Stock pursuant to a warrant inducement agreement date March 16, 2025 (the “Warrant Inducement”).

The Selling Stockholders, or its or their pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 114 of this prospectus for more information about how the Selling Stockholders may sell their respective Common Stock. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders. However, we may receive up to $17,405,743 aggregate gross proceeds if the Warrants are exercised for cash. We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Common Stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees.

Our Common Stock and Warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “SDST” and “SDSTW,” respectively. On February 12, 2026, the last reported sales price of our Common Stock was $3.32 per share and the last reported sales price of our Warrants was $0.28 per Warrant.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to reduced public company reporting requirements. As such, we have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Common Stock.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 13, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT 06830

(Address of principal executive offices)

(800) 742-3095

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Capital Market
Redeemable warrants, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00	SDSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 23, 2025, Stardust Power Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management XIII LLC (“Lind”). Under the SPA, upon closing (which occurred on December 23, 2025), the Company received gross proceeds of approximately $4.0 million in exchange for issuance to Lind of a Senior Secured Convertible Promissory Note in the amount of $4.8 million (the “Note”) and a Common Stock Purchase Warrant (the “Warrant”), for the purchase of approximately 419,162 shares (the “Warrant Shares”). The SPA contains customary representations and warranties by the Company and, additional closings are subject to additional closing conditions detailed in the transaction documents. The proceeds of the financing can be used for general corporate purposes and for certain early design and engineering services, infrastructure improvement, procurement activities, and other expenses for the Company’s project in Muskogee, Oklahoma.

The Note, which does not accrue interest, shall be due and payable in twenty (20) monthly installments of $240,000 commencing one hundred and twenty (120) days from issuance date. The monthly installments, at the Company’s option, may be made in (i) cash, (ii) common stock (“Repayment Shares”), or (iii) a combination of cash and Repayment Shares; provided that the number of Repayment Shares shall be determined by dividing the principal amount being paid in shares of Common Stock by the Repayment Share Price which is defined as ninety percent (90%) of the average of such five (5) consecutive daily VWAPs as may be selected by the Holder in its sole discretion during the twenty (20) Trading Days prior to the issuance of the Repayment Shares. The Note may be converted by Lind from time to time at a fixed “Conversion Price” of $5.837 per share, subject to standard anti-dilution clauses. The Note may be prepaid in whole upon ten (10) days’ prior written notice, but in the event of a prepayment notice, Lind may convert up to one-third (1/3) of the principal at the lower of the Repayment Share Price or the Conversion Price.

The Note contains a number of customary events of default. Additionally, the Note(s) are secured by all of the assets of the Company and its subsidiaries, pursuant to a security agreement that was entered into with the Investor, in connection with the issuance of the Note (the “Security Agreement”). In addition to the Security Agreement, the Company also entered into a pledge agreement pledging the entire capital stock and other equity interests in its subsidiaries to the Investor, in connection with the issuance of the Notes (the “Pledge Agreement”). Lastly, to further secure the Company’s obligations under the Notes, Company’s wholly owned subsidiaries, also executed a subsidiary agreement, or Guarantee (the “Subsidiary Guarantee”), pursuant to which these subsidiaries agree to guaranty the Company’s obligations owed to Lind. A Guarantor Security Agreement (the “Guarantee”) was also entered into by these subsidiaries, in favor of Lind.

In connection with the private placement, the Company has agreed to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission registering the resale of the Repayment Shares and the Warrant Shares within 45 days after the closing of the funding, and to cause any such Registration Statement to become effective within 90 days after the closing of the funding.

The offer and sale of the Notes, Repayment Shares, Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The above descriptions of the terms and conditions of the Form of the Note, the Form of the Warrant, the SPA, the Security Agreement, the Pledge Agreement, the Subsidiary Agreement, and the Guarantee, do not purport to be complete, and are qualified in their entirety by reference to the full text of such agreements and instruments, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and are incorporated by reference herein.

2

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 8.01 Other Events.

On December 24, 2025, Stardust Power Inc. released the press release furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1 will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Promissory Note
4.2	Form of Warrant
10.1	Securities Purchase Agreement, dated December 23, 2025
10.2	Security Agreement, dated December 23, 2025
10.3	Pledge Agreement, dated December 23, 2025
10.4	Guaranty, dated December 23, 2025
10.5	Guarantor Security Agreement, dated December 23, 2025
99.1	Press Release, dated December 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARDUST POWER INC.

Date: December 31, 2025	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer

4

Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

STARDUST POWER INC.

Senior Secured Convertible Promissory Note

due December 23, 2027

Note No. 1	$4,800,000.00

Dated: December 23, 2025 (the “Issuance Date”)

For value received, Stardust Power Inc., a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Lind Global Asset Management XIII LLC, a Delaware limited liability company (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of FOUR MILLION EIGHT HUNDRED THOUSAND ($4, 800,000) (the “Principal Amount”).

All payments under or pursuant to this Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on December 23, 2027 (the “Maturity Date”) or at such earlier time as provided herein; provided, that the Holder, in its sole discretion, may extend the Maturity Date to any date after the original Maturity Date. In the event that the Maturity Date shall fall on Saturday or Sunday, such Maturity Date shall be the next succeeding Business Day. All calculations made pursuant to this Note shall be rounded down to three decimal places.

ARTICLE 1

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of December 23, 2025 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Interest; Default Interest.

1.2.1 Other than as set forth in Section 1.2.2 herein, this Note shall not bear interest.

1.2.2 If any amount payable by the Company under any Transaction Document is not paid when due, such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined) to the fullest extent permitted by applicable law. In addition, following any Event of Default, any Outstanding Principal Balance shall bear interest at the Past Due Rate. In either case, accrued and past due amounts (including interest on past due interest) shall be due and payable on demand, at a rate per annum equal ten percent (10%) compounded annually and computed on the basis of a 360-day year (the “Past Due Rate”), provided that, in no event shall the rate of interest hereunder exceed the maximum rate permitted by applicable law.

1.3 Principal Installment Payments. Commencing on the date that is one-hundred (120) days from the Issuance Date and each one (1) month anniversary thereof (each, a “Payment Date”), the Maker shall pay to the Holder the Outstanding Principal Amount hereunder in twenty (20) consecutive monthly installments, an amount equal to Two Hundred Four Thousand and Zero/100 Dollars ($240,000.00) (each, a “Monthly Payment”), until the Outstanding Principal Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, repayment, conversion or redemption of this Note in accordance with the terms herein. The Monthly Payments shall, at the Maker’s option, be made in (i) cash, (ii) Repayment Shares, or (iii) a combination of cash and Repayment Shares; provided that the number of Repayment Shares shall be determined by dividing the Principal Amount being paid in shares of Common Stock by the Repayment Share Price; and provided, further, that no portion of the Principal Amount may be paid in Repayment Shares unless such Repayment Shares (A) may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, or (B) are registered for resale under the 1933 Act and the registration statement is in effect and lawfully usable to effect immediate sales of such Repayment Shares. The Company must provide advance written notice to the Holder of whether it will elect to pay a Monthly Payment in cash, Repayment Shares or a combination thereof as follows: (i) with respect to the first Monthly Payment, at least ten (10) Business Days before the Payment Date, and (ii) with respect to each Monthly Payment thereafter, within five (5) Business Days of the prior Payment Date; provided, however, that if no such notice is provided within the timeframes set forth above, such Monthly Payments shall be made in Repayment Shares. Any Monthly Payment made in cash shall also include an additional payment in cash of four percent (4%) which shall be in addition to any other amounts owing under this Note and which shall not be applied towards the Outstanding Principal Amount. Notwithstanding the foregoing, the Holder may elect with respect to no more than two of the Monthly Payments to increase the amount of such Monthly Payments to an amount equal to up to Five Hundred Thousand dollars ($500,000.00) or a greater amount if consented to by the Company; provided that in respect of any such increased Monthly Payment the Company elect to pay in cash up to 50% of the difference between the amount of the regularly scheduled Monthly Payment and the amount of the increased Monthly Payment. In respect of any particular Monthly Payment elected to be increased by the Holder, the Holder may provide one or more notices to the Maker of its election to increase such Monthly Payment at any time prior to the applicable Payment Date; provided that such notices shall be provided to the Company prior to the next succeeding Payment Date and that the amounts of the increases elected in such notices shall not cause the amount of such Monthly Payment to exceed in the aggregate $500,000.00 unless the Company shall have consented to a higher amount. Following any such increased Monthly Payment or conversion under this Note, the amount of such increase or conversion shall be deducted from the amount of the last Monthly Payment owing hereunder until such Monthly Payment is reduced to zero and each Monthly Payment immediately preceding such Monthly Payment in reverse chronological order until such preceding Monthly Payment is also reduced to zero.

1.4 Prepayment. The Maker may repay all, but not less than all, of then the Prepayment Amount on any date following the Prepayment Right Date; provided that the Maker shall have given no less than ten (10) Business Days written notice to the Holder of such intended prepayment (the “Prepayment Notice”). If the Maker elects to prepay this Note pursuant to this Section 1.4, the Holder shall have the right (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, to convert up to one third (1/3) of the amounts owing under this Note (the “Maximum Amount”) at the lesser of the Repayment Share Price or the Conversion Price (each as defined below), in accordance with the provisions of Article 3, specifying the Principal Amount (up to the Maximum Amount) that the Holder will convert. Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within ten (10) Business Days of delivery of a Prepayment Notice: (i) repay the amount of the Prepayment Amount (as defined in the Purchase Agreement) minus the amounts to be converted set forth in the Prepayment Conversion Notice and (ii) issue the applicable Conversion Shares to the Holder in accordance with Article 3, as applicable. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any amounts that are subject to a Conversion Notice delivered by the Holder in accordance with Article 3.

1.5 Delisting from a Trading Market. If at any time the Common Stock ceases to be listed on a Trading Market, (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount and any other amounts owing under this Note and the other Transaction Documents or (ii) the Holder may, at its election, at any time following the Issuance Date, upon notice to the Company in accordance with Section 5.1, convert all or a portion of the Outstanding Principal Amount plus any other amounts owing under this Note and the other Transaction Documents and the Conversion Price shall be adjusted to the lower of (A) the then-current Conversion Price and (B) eighty percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to delivery by the Holder of its notice of conversion pursuant to this Section 1.5.

1.6 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.7 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.8 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.10 Status of Note. The obligations of the Maker under this Note shall be senior to all other existing Indebtedness and equity of the Company other than Permitted Indebtedness and Permitted Senior Indebtedness secured by Permitted Liens that may be issued after the date hereof.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events defined in the Purchase Agreement, and any of the additional events described below:

(a) any default in the payment of (i) the Principal Amount or any accrued and unpaid interest hereunder when due, or any principal or interest owing under any other Note; or (ii) liquidated damages in respect of this Note or any other Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document;

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

(d) the Maker shall fail to (i) timely deliver the shares of Common Stock as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under any Note, the Purchase Agreement or the other Transaction Documents;

(e) default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document that is not covered by any other provisions of this Section 2.1;

(f) at any time the Maker shall fail to have the Required Minimum of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note;

(g) any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, any Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(h) unless otherwise approved in writing in advance by the Holder, the Maker shall, or shall announce an intention to pursue or consummate a Change of Control, or a Change of Control shall be consummated, or the Maker shall negotiate, propose or enter into any agreement, understanding or arrangement with respect to any Change of Control;

(i) except in regard to any Indebtedness as set forth on Schedule 3.17 to the Purchaser Agreement as of the Issuance Date, the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $500,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(j) the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(k) a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

(l) one or more final judgments or orders for the payment of money aggregating in excess of $500,000(or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries, except in connection with any current Proceedings as set forth on Schedule 3.6 of the Purchase Agreement as of the Issuance Date;

(m) the failure of the Maker to instruct the Transfer Agent to remove any legends from shares of Common Stock and issue such unlegended certificates to the Holder within three (3) Trading Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144 or any other applicable exemption;

(n) the Maker’s shares of Common Stock are no longer publicly traded or cease to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

(o) the Maker proposes to or does consummate a “going private” transaction as a result of which the Common Stock will no longer be registered under Sections 12(b) or 12(g) of the 1934 Act;

(p) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the Transfer Agent restricting the trading of such Common Stock;

(q) the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(r) the Maker challenges the enforceability of any provision of any Note or any other Transaction Document;

(s) the Company’s Market Capitalization is below $15,000,000 for ten (10) consecutive Days; or

(t) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole.

(u) For the avoidance of doubt, any default pursuant to clause (i) above shall not be subject to any cure periods pursuant to the instrument governing such Indebtedness or this Note.

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default, subject to any applicable time period or cure period as set forth herein, the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.

(b) Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within one (1) Business Day of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

(c) Upon the occurrence and during the continuance of an Event of Default, the Holder may at any time at its option (1) declare the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker and (2) exercise all other rights and remedies available to it under the Transaction Documents; provided, however, that (x) upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion (without the obligation to provide notice of such Event of Default), may: (a) from time-to-time demand that all or a portion of the Outstanding Principal Amount be converted into shares of Common Stock at the lower of (i) the then-current Conversion Price and (ii) eighty-percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law and (y) upon the occurrence of an Event of Default described in Section 2.1(k) or Section 2.1(k) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.

(d) No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder.

(e) No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3

3.1 Conversion.

(a) Conversion. At any time following the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount and any other amounts owing hereunder or under the other Transaction Documents that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with the instructions set forth in Section 5.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”). Any amounts of the Outstanding Principal Amount converted pursuant to this Section 3.1(a) shall be credited to last Monthly Payment owing hereunder until such Monthly Payment is reduced to zero and each Monthly Payment immediately preceding such Monthly Payment in reverse chronological order until such preceding Monthly Payment is also reduced to zero as provided in Section 1.3.

(b) Conversion Price. The “Conversion Price” means, $5.837, and shall be subject to adjustment as provided herein; provided that no conversion under this Section 3.1 shall be effected at a price per share below the Floor Price.

3.2 Delivery of Conversion Shares. As soon as practicable after the occurrence of any event requiring the issuance of Common Stock issuable upon conversion of this Note (“Conversion Shares”), and in any event within two (2) Business Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends, except for any such legends as may be required under the Securities Act. In lieu of delivering physical certificates for the shares of Common Stock issuable upon the occurrence of any event requiring the issuance of Conversion Shares in accordance with this Note, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, including the Transfer Agent’s direct registration system, upon request of the Holder, the Company shall cause the Transfer Agent to electronically transmit such Conversion Shares so issuable to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit and Withdrawal At Custodian (“DWAC”) system (provided that the same time periods herein as for stock certificates shall apply) or through the Transfer Agent’s direct registration system, as instructed by the Holder (or its designee); provided, that such issuance shall only be made through DTC’s DWAC system if such Conversion Shares will be issued free of restrictive legends.

3.3 Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined in the Purchase Agreement) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.2, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or the Transfer Agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, the Holder and the Company agree that the total cumulative number of shares of Common issued to Holder hereunder together with all other Transaction Documents may not exceed the requirements of rule Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval or if the Common Stock is no longer listed on the Trading Market. If the Company is unable to obtain Shareholder Approval to issue shares of Common Stock to the Holder in excess of the Nasdaq 19.99% Cap on or prior to the first anniversary of the Issuance Date, any remaining outstanding balance of this Note must be repaid in cash at the request of the Holder in accordance with the terms hereof.

3.4 Adjustment of Conversion Price.

(a) Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split or other subdivision of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or cash or other property that it would have received had this Note been converted into shares of Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(vii) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”), other than (A) as provided in this Note (including the foregoing subsections (i) through (iv) of this Section 3.4(a)), pursuant to any Equity Plan (including pursuant to shares of Common Stock Equivalents granted or issued under any Equity Plan), (B) pursuant to Common Stock Equivalents (as defined below) granted or issued prior to the Closing Date, (C) Exempted Securities, or (D) pursuant to the terms of this Note, in any case, at an effective price per share that is less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to 125% of the consideration per share paid for such Additional Shares of Common Stock. For purposes of clarification, the amount of consideration received for such Additional Shares of Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (i.e., warrants, rights of first refusal or other similar rights).

(vi) Issuance, Amendment or Adjustment of Common Stock Equivalents. Except for Exempted Securities, if (x) the Maker, at any time after the Closing Date (but whether before or after the Issuance Date), shall issue any securities convertible into or exercisable or exchangeable for, directly or indirectly, shares of Common Stock (“Convertible Securities”), or any rights or warrants or options to purchase any such shares of Common Stock or Convertible Securities, other than shares of Common Stock Equivalents granted or issued under any Equity Plan (collectively with the Convertible Securities, the “Common Stock Equivalents”) and the price per share for which shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or (y) the price per share for which shares of Common Stock may be issuable under any Common Stock Equivalents is amended or adjusted, pursuant to the terms of such Common Stock Equivalents or otherwise, and such price as so amended or adjusted shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the applicable Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (vi) of this Section 3.4(a) as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.

(vii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(viii) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued shares of Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event shares of Common Stock are issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Holder.

(ix) Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(b) No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation and Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f) Reservation of Shares of Common Stock. The Maker shall at all times while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, the Required Minimum of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, use all commercially reasonable efforts to increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h) Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

3.5 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No sooner than fifteen (15) days prior to entry into an agreement for a Change of Control nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Maker shall deliver written notice (“Notice of Change of Control”) to the Holder. At any time after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time within ten (10) days prior to a Change of Control), the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Outstanding Principal Amount plus five percent (5%) of the Outstanding Principal Amount plus any other amounts owing under this Note (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.

3.6 Inability to Fully Convert.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in shares of Common Stock as permitted under this Note, the Maker cannot issue shares of Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the shares of Common Stock which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue shares of Common Stock or for which shares of Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the lesser of the Conversion Price and the Repayment Share Price (the “Mandatory Prepayment Price”);

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided, that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within seven (7) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d) No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

3.7 Compensation for Buy-In on Failure to Timely Deliver Conversion Shares. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder Conversion Shares or any other shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

ARTICLE 4

4.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books reserves with respect thereto in accordance with generally accepted accounting principles, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises (other than the existence, rights and franchises of the Subsidiaries of the Maker that the board of directors of the Maker determine are no longer necessary or useful to the operation of the Maker’s business) and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e) Prohibited Transactions; Equity and Indebtedness Issuances. For the avoidance of doubt, in addition to complying with its obligations under this Note and the other transaction documents, neither the Company nor any Subsidiary shall enter into any Prohibited Transactions or issue equity or indebtedness in violation of Section 5.9 of the Purchase Agreement.

(f) Repayment of This Note. If the Company issues indebtedness, including but not limited to, any subordinated indebtedness, indebtedness convertible into shares of Common Stock or preferred stock, which by its terms may be redeemed by the Company, for aggregate proceeds of more than two million five hundred thousand dollars ($2,500,000), other than Permitted Indebtedness, including, for the avoidance of doubt, Permitted Senior Indebtedness, in one or more transactions, unless otherwise waived in writing by and at the discretion of the Holder, the Company will direct the proceeds from such transactions or transaction to repay amounts due and owing under this Note.

4.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

5.3 Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.

5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, attorneys’ fees and expenses.

5.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

5.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

5.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.12 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.13 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Adjusted Floor Price” means, as determined on each six month anniversary of the Initial Issuance Date (each, an “Adjustment Date”), the lower of (i) the Floor Price then in effect and (ii) 20% of the lower of (x) the Closing Sale Price of the Common Stock as of the Trading Day ended immediately prior to such applicable Adjustment Date and (y) the quotient of (I) the sum of each Closing Sale Price of the Common Stock on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date, divided by (II) five (5). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(b) “Common Stock Equivalents” means any rights or warrants or options to purchase any shares of Common Stock or Convertible Securities, other than rights or warrants or options to purchase any shares of Common Stock or Convertible Securities granted or issued under any Equity Plan.

(c) “Convertible Securities” means any securities convertible into or exercisable or exchangeable for, directly or indirectly, shares of Common Stock.

(d) “Exempted Securities” means “Exempted Securities” means (a) Common Stock or Preferred Stock or rights, warrants or options to purchase Common Stock issued to employees, officers or directors of, or consultants or advisors to, the Company pursuant to a plan, agreement or arrangement approved by the Board of Directors (b) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder, other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Common Stock issued pursuant to the ATM Agreement, and (e) Common Stock or issuable in respect of any equity line of credit, stand-by equity distribution agreements or similar transaction with the Investor or any affiliate thereof.

(e) “Floor Price” means $0.653 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or, subject to the rules and regulations of the Principal Market, such lower price as the Maker and the Holder may agree, from time to time; provided, that if on an Adjustment Date the Floor Price then in effect is higher than the Adjusted Floor Price with respect to such Adjustment Date, on such Adjustment Date the Floor Price shall automatically lower to such applicable Adjusted Floor Price.

(f) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $500,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all synthetic leases; (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; (h) trade debt; and (i) endorsements for collection or deposit.

(g) “Initial Issuance Date” means the first date upon which a Note is issued.

(h) “Mandatory Default Amount” means an amount equal to one hundred ten percent (110%) of the Outstanding Principal Amount of this Note on the date on which the first Event of Default has occurred hereunder and any other amounts owing under this Note or the other Transaction Documents; which for the avoidance of doubt is in addition to the Past Due Rate payable in accordance with Section 1.2.2.

(i) “Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of Common Stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the closing price of the shares of Common Stock on the Trading Market on the date of determination.

(j) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any adjustments, conversions or prepayments pursuant to the terms hereof.

(k) “Repayment Shares” means shares of Common Stock issued to the Holder by the Maker as payment for interest and/or the Principal Amount, pursuant to Section 1.3 of this Note.

(l) “Repayment Share Price” means ninety percent (90%) of the average of such five (5) consecutive daily VWAPs as may be selected by the Holder in its sole discretion during the twenty (20) Trading Days prior to the issuance of the Repayment Shares.

(m) “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(n) “VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one shares of Common Stock trading in the ordinary course of business on the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the shares of Common Stock are traded in the over-the-counter market, as reported by the OTCQX or OTCQB markets, the volume weighted average price of one shares of Common Stock for such date (or the nearest preceding date) on the OTCQX or OTCQB markets, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB markets and if prices for the shares of Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one shares of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one shares of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer

Exhibit 4.2

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

This Warrant is issued pursuant to that certain Securities Purchase Agreement dated December 23, 2025, by and between the Company and the Holder (as defined below) (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement. Receipt of this Warrant by the Holder shall constitute acceptance and agreement to all of the terms contained herein.

No. 2025-001

STARDUST POWER INC.

COMMON STOCK PURCHASE WARRANT

Stardust Power Inc., a Delaware corporation (together with any corporation which shall succeed to or assume the obligations of Stardust Power Inc. hereunder, the “Company”), hereby certifies that, for value received, Lind Global Asset Management XIII LLC (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the Exercise Period (as defined in Section 9) up to Four Hundred Eleven Thousand Two Hundred Forty Five (411,245) fully paid and non-assessable shares of Common Stock (as defined in Section 9), at a purchase price per share equal to the Exercise Price (as defined in Section 9). The number of shares of Common Stock for which this Common Stock Purchase Warrant (this “Warrant”) is exercisable and the Exercise Price are subject to adjustment as provided herein.

1. DEFINITIONS. Certain terms are used in this Warrant as specifically defined in Section 9.

2. EXERCISE OF WARRANT.

2.1. Exercise. This Warrant may be exercised prior to its expiration pursuant to Section 2.5 hereof by the Holder at any time or from time to time during the Exercise Period, by submitting the form of subscription attached hereto (the “Exercise Notice”) duly executed by the Holder, to the Company at its principal office, indicating whether the Holder is electing to purchase a specified number of shares by paying the Aggregate Exercise Price as provided in Section 2.2 or is electing to exercise this Warrant as to a specified number of shares pursuant to the net exercise provisions of Section 2.3. On or before the first Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by electronic mail an acknowledgement of confirmation of receipt of the Exercise Notice. Subject to Section 2.4, this Warrant shall be deemed exercised for all purposes as of the close of business on the day on which the Holder has delivered the Exercise Notice to the Company. The Aggregate Exercise Price, if any, shall be paid by wire transfer to the Company within five (5) Business Days of the date of exercise and prior to the time the Company issues the certificates evidencing the shares issuable upon such exercise. In the event this Warrant is not exercised in full, the Company may, at its expense, require the Holder, after such partial exercise, to promptly return this Warrant to the Company and the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

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2.2. Payment of Exercise Price by Wire Transfer. If the Holder elects to purchase a specified number of shares by paying the Aggregate Exercise Price, the Holder shall pay such amount by wire transfer of immediately available funds to the account designated by the Company in its acknowledgement of receipt of such Exercise Notice pursuant to Section 2.1.

2.3. Net Exercise. If a registration statement covering the Common Stock that is the subject of the Notice of Exercise (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares to the public or upon exercise of this Warrant in connection with a Fundamental Transaction, the Holder may elect to exercise this Warrant by receiving Common Stock equal to the number of shares determined pursuant to the following formula:

X = Y (A - B)

           A

where,

X =	the number of shares of Common Stock to be issued to Holder;

Y =	the number of shares of Common Stock as to which this Warrant is to be exercised (as indicated on the Exercise Notice);

A =	VWAP for the Trading Day immediately preceding the date of exercise; and

B =	the Exercise Price.

This Warrant will be exercised pursuant to this Section 2.3 automatically and without further action by any Person immediately prior to the time at which it expires in accordance with Section 2.5.

2.4. Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that the issuance of any Warrant Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Holder of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

2.5. Termination. This Warrant shall terminate upon the earlier to occur of (i) exercise in full or (ii) the expiration of the Exercise Period.

3. REGISTRATION RIGHTS. The Holder of this Warrant has certain rights to require the Company to register its resale of the Warrant Shares under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Purchase Agreement.

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4. DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

4.1. Delivery of Exercise Shares. As soon as practicable after any exercise of this Warrant and in any event within one (1) Trading Day thereafter (such date, the “Exercise Share Delivery Date”), the Company shall, at its expense (including the payment by it of any applicable issue or stamp taxes), cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and non-assessable Common Stock (which number shall be rounded down to the nearest whole share in the event any fractional share may otherwise be issuable upon such exercise and the Company shall pay a cash adjustment to the Holder in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the Common Stock issuable upon any exercise of this Warrant, provided the Warrant Shares are not restricted securities and the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such Common Stock issuable upon exercise of this Warrant to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

4.2. Compensation for Buy-In on Failure to Timely Deliver Exercise Shares. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder Exercise Shares pursuant to an exercise on or before the Exercise Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.3. Charges, Taxes and Expenses. Issuance of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Exercise Shares, all of which taxes and expenses shall be paid by the Company, and such Exercise Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5. CERTAIN ADJUSTMENTS.

5.1. Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (a) pays a stock dividend or otherwise makes a distribution or distributions on Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any Common Stock issued by the Company upon exercise of this Warrant), (b) subdivides (including by way of share split) outstanding Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding Common Stock into a smaller number of shares, or (d) issues by reclassification of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2 Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock , by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the ownership limitations set forth in Section 10 hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock is to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the beneficial ownership limitation provided for in Section 10, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the beneficial ownership limitation).

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5.3 Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company or any Subsidiary, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock is permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock , (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any ownership limitations set forth in Section 10 hereof on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any ownership limitations set forth in Section 10 hereof on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock is given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration is in the form of cash, shares or any combination thereof, or whether the holders of Common Stock is given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received Common Stock , as applicable, of the Successor Entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the date that is sixty (60) months following the Issuance Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 2(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the date that is sixty (60) months following the Issuance Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 2(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of share capital or capital stock, as applicable, of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of share capital or capital stock, as applicable (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of share capital or capital stock, as applicable, such number of shares of share capital or capital stock, as applicable, and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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5.4 Adjustment to Exercise Price Upon Issuance of Common Stock. In the event the Company shall at any time or from time to time after the Closing Date (but whether before or after the Issue Date) issue or sell any additional Common Stock (“Additional Shares of Common Stock”), other than (A) Exempted Securities or (D) pursuant to the terms of this Warrant or the Notes, in any case, at an effective price per share that is less than the Exercise Price then in effect or without consideration, then automatically and without further action by any Person the Exercise Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock . For purposes of clarification, the amount of consideration received for such Additional Shares of Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (i.e., warrants, rights of first refusal or other similar rights).

5.5 Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding at the close of the Trading Day on or, if not applicable, most recently preceding, such given date.

5.6 Notice to Holder.

(a) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b) Notice to Allow Exercise by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Subject to applicable law, the Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 5.6 is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unexercised Warrants.

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6. NO IMPAIRMENT. The Company will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of this Warrant from time to time outstanding.

7. NOTICES OF RECORD DATE. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person or any other Change of Control; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken.

8. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT; REGULATORY COMPLIANCE.

8.1. Reservation of Stock Issuable on Exercise of Warrant. The Company shall at all times while this Warrant shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all or any portion of the Warrant Shares (disregarding for this purpose any and all limitations of any kind on such exercise). The Company shall, from time to time in accordance with the Delaware General Corporation Law, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 8.

8.2. Regulatory Compliance. If any Common Stock to be reserved for the purpose of exercise of the Warrant Shares require registration or listing with or approval of any Governmental Authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon exercise, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

9. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

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“Aggregate Exercise Price” means, in connection with the exercise of this Warrant at any time, an amount equal to the product obtained by multiplying (i) the Exercise Price times (ii) the number of shares of Common Stock for which this Warrant is being exercised at such time.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Change of Control” has the meaning set forth in the Purchase Agreement.

“Common Stock” means (i) the Company’s common stock, par value $0.0001 per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Exercise Period” means the period commencing on the date that is six (6) months after the Issue Date (“Exercise Period Commencement”) and ending 11:59 P.M. (New York City time) on the date that is sixty (60) months from the Exercise Period Commencement or earlier closing of a Fundamental Transaction (other than a Fundamental Transaction of the type described in clause (d) of the definition thereof resulting in the conversion into or exchange for another security of the Company).

“Exercise Price” means $5.837 per share, as may be adjusted pursuant to the terms hereof.

“Exercise Shares” means the Common Stock for which this Warrant is then being exercised.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Issue Date” means December 23, 2025.

“Note” means the senior secured convertible promissory note issued by the Company to the Holder pursuant to the Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Subsidiary” means, as of any time of determination and with respect to any Person, any United States corporation, partnership, limited liability company or limited liability partnership, all of the stock (or other equity interest) of every class of which, except directors’ qualifying shares (or any equivalent), shall, at such time, be owned by such Person either directly or through Subsidiaries and of which such Person or a Subsidiary shall have 100% control thereof, except directors’ qualifying shares. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

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“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE: Amex Exchange, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business on the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock is then reported in the “Pink Sheets” published by the Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the Fair Market Value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company (in each case rounded to four decimal places).

“Warrant Shares” means collectively the Common Stock of the Company issuable upon exercise of the Warrant in accordance with its terms, as such number may be adjusted pursuant to the provisions thereof.

10. LIMITATION ON BENEFICIAL OWNERSHIP. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive Common Stock or other securities (together with Common Stock, “Equity Interests”) upon exercise of this Warrant to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the Exchange Act which exceeds the Maximum Percentage (as defined in the Purchase Agreement) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the exercise of the Warrant prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the Exchange Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following exercise of this Warrant is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 10 apply, the determination of whether this Warrant is exercisable and of which portion of this Warrant is exercisable shall be the sole responsibility and in the sole determination of the Holder, and the submission of an Exercise Notice shall be deemed to constitute the Holder’s determination that the issuance of the full number of Warrant Shares requested in the Exercise Notice is permitted hereunder, and neither the Company nor any Warrant agent shall have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 10, (i) the term “Maximum Percentage” shall have the definition set forth in the Purchase Agreement; and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the Exchange Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the Exchange Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Trading Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 10 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

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11. REGISTRATION AND TRANSFER OF WARRANT.

11.1. Registration of Warrant. The Company shall register and record transfers, exchanges, reissuances and cancellations of this Warrant, upon the records to be maintained by the Company for that purpose, in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall be entitled to rely, and held harmless in acting or refraining from acting in reliance upon, any notices, instructions or documents it believes in good faith to be from an authorized representative of the Holder.

11.2 Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form of assignment (the “Assignment Notice”) attached hereto duly executed by the Holder or its agent or attorney. The Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Warrant under the 1933 Act. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Notice, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Exercise Shares without having a new Warrant issued.

11.3. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 11.2, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Exercise Shares issuable pursuant thereto.

12. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Exercise Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

13. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

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14. NO RIGHTS AS A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Exercise Shares.

15. NOTICES. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a Business Day during normal business hours or, if delivered on a day that is not a Business Day or after normal business hours, then on the next Business Day, (ii) on the date of transmission when sent by facsimile transmission or email during normal business hours on a Business Day with telephone confirmation of receipt or, if transmitted on a day that is not a Business Day or after normal business hours, then on the next Business Day, or (iii) on the second Business Day after the date of dispatch when sent by a reputable courier service that maintains records of receipt. The addresses for notice shall be as set forth in the Purchase Agreement.

16. CONSENT TO AMENDMENTS. Any term of this Warrant may be amended, and the Company may take any action herein prohibited, or compliance therewith may be waived, only if the Company shall have obtained the written consent (and not without such written consent) to such amendment, action or waiver from the Holder. No course of dealing between the Company and the Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

17. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provision of this Warrant is found to conflict with the Purchase Agreement, the provisions of this Warrant shall prevail. If any provision of this Warrant is found to conflict with the Note, the provisions of the Note shall prevail. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated as of December 23, 2025

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of December 23, 2025, by and between Stardust Power Inc., a Delaware corporation (the “Company”), and Lind Global Asset Management XIII LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

A. The board of directors (the “Board of Directors”) of the Company has authorized the issuance to Investor of the Notes and the Warrants (each as defined below).

B The Investor desires to purchase the Notes and Warrants on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“ATM Agreement” means the Common Stock Purchase Agreement, dated October 7, 2024 by and between the Company and B. Riley Principal Capital II, LLC, and any additional agreement regarding a similar transaction between such parties or a registered at-the-market offering by the Company in the future.

“Blue Sky Application” has the meaning set forth in Section 9.3(a).

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Stock” means the Common Stock, the Preferred Stock and any other classes of shares in the capital stock of the Company.

“Certificate of Incorporation and Bylaws” means the Certificate of Incorporation of the Company, as amended and/or restated from time to time, together with its Bylaws, each as in effect on the date hereof.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)	a change in the composition of the Board of Directors of the Company at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting, without prior written consent of the Investor;

(b)	a change, without prior written consent of the Investor, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement;

(c)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than fifty percent (50%) of the voting rights attached to any class of voting securities of the Company;

(d)	the consummation of a merger, consolidation, or similar transaction resulting in the holders of fifty percent (50%) of the voting rights attached to any class of voting securities of the Company immediately prior to such merger, consolidation, or similar transaction ceasing to hold fifty percent (50%) of the voting rights attached to any class of voting securities; or

(e)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

“Closing” has the meaning set forth in Section 2.2(b).

“Closing Date” has the meaning set forth in Section 2.2(b).

“Commitment Fee” means in respect of any Closing an amount equal to two and one-half percent (2.5%) of the applicable Funding Amount in respect of such Closing.

“Common Stock” means the common stock of the Company, par value per share $0.0001.

“Company” has the meaning set forth in the preamble.

“Conversion Shares” means the Common Stock issuable upon the full or any partial conversion of the Note.

“Disclosure Letter” has the meaning set forth in Section 3.

“Effectiveness Period” has the meaning set forth in Section 9.2(a).

“Equity Assets” means: (i) any Equity Interest in any Person which becomes a Subsidiary of the Company to the extent the purchase of such Equity Interest was paid for with the proceeds of a Permitted Acquisition Arrangement; or (ii) any group of assets acquired by the Company that constitute a “business” within the meaning of Rule 11-01(d) under Regulation S-X (“Business Assets”), to the extent that: (a) the purchase of such assets was paid for with the proceeds of a Permitted Acquisition Arrangement; and (b) all of such assets are acquired by, and held within, a newly-created and wholly-owned Subsidiary of the Company.

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exempted Securities” means (a) Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company (“Equity Plan”), (b) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder, other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Common Stock issued under the ATM Agreement, and (e) Common Stock issued or issuable in respect of any equity line of credit, stand-by equity distribution agreements or similar transaction with the Investor or any affiliate thereof.

“Form 8-K” has the meaning set forth in Section 5.10.

“Funding Amount” means an amount equal to up to Fifteen Million and Zero/100 United States Dollars ($15,000,000.00).

“GAAP” means United States generally accepted accounting principles.

“HSR Act” has the meaning set forth in Section 5.15.

“Indebtedness” has the meaning set forth in the Note.

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.11.

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares issued or issuable to the Investor pursuant to this Agreement, any Note or any Warrant.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities Laws.

“Legend Removal Date” shall have the meaning set forth in Section 5.1(c).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Security Agreement, the Note or the Warrant; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” means 4.99%; provided, that if at any time after the date hereof the Investor Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Investor Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Investor Group ceasing to own in excess of 4.99% of such class of Equity Interests).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“Note” has the meaning set forth in Section 2.1.

“Notice Termination Time” has the meaning set forth in Section 10.2.

“OFAC” has the meaning set forth in Section 3.23.

“Outstanding Principal Amount” shall have the meaning set forth in the Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Permitted Acquisition Arrangement” means Indebtedness incurred after the date hereof from one or more lenders so long as (a) the proceeds thereof are used by the Company solely for the purchase of Equity Interests in an unaffiliated Person which becomes a Subsidiary or Business Assets of an unaffiliated Person so long as such assets are acquired by, and held within, a newly-created and wholly-owned Subsidiary of the Company; (b) at the time of incurring such Indebtedness, no Event of Default has occurred and is continuing under any Transaction Document; (c) the terms and conditions contained in any agreement or document relating to such Indebtedness do not contain any covenants or defaults more onerous to the Company or any Subsidiary than those contained in the Transaction Documents and do not contain any covenant or provision which would cause the Company to violate or otherwise contravene the terms of any Transaction Document; (d) to the extent any security interest is granted to secure the Company’s or any such newly-created and wholly-owned Subsidiary’s obligations with respect to such Indebtedness, such security interest is limited solely to a security interest on the Equity Assets of the Person so acquired or the Business Assets so acquired, and the provider of such Indebtedness shall have no other recourse to any other assets or recourse to the Company or any other Subsidiary (other than the Subsidiary so acquired); and (e) the provider of such Indebtedness, the Investor and the Company (and to the extent applicable, the applicable Subsidiary) have entered into a Subordination Agreement with respect to the security interest in the applicable Excluded Assets so acquired.

“Permitted Senior Indebtedness” means any future Indebtedness, the proceeds of which are used to finance the construction of the Company’s refinery project in Muskogee and related capital/ operating expenditures, of no less than $20,000,000 (in aggregate or in tranches; provided that such tranches are part of a committed single financing facility of no less than $20,000,000).

“Permitted Indebtedness” means (a) the Company’s obligations under this Agreement and the other Transaction Documents; (b) Indebtedness existing on the Closing Date which is shown on the Disclosure Letter; (c) Indebtedness subordinated to the Company’s obligations under the Notes on terms reasonable acceptable to the Investor and in connection with which the counterparty shall have entered into a subordination agreement acceptable to the Investor in its sole discretion; (d) Indebtedness obtained by the Company to acquire capital equipment, capital leases, or operating leases, (e) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, (f) Liens with respect to the Permitted Senior Indebtedness and (g) Indebtedness obtained pursuant to an Permitted Acquisition Arrangements.

“Permitted Indebtedness Repayments” shall mean cash payments the Company is required to make pursuant to the express terms of Indebtedness existing on the date hereof but not including bonus payments or other compensation owing to directors or members of management of the Company or any Subsidiary or other amounts owing to any creditor of the Company that is directly or indirectly owned or controlled by any director or member of management of the Company.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens incurred in connection with Permitted Indebtedness under clauses (a), (c), (d), (e), (f), and (g) thereunder, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (viii) Liens on accounts receivable and inventory to secure the Permitted Indebtedness to the extent permitted by the applicable intercreditor agreement, (ix) second priority or junior Liens that are subordinate to the Liens created by any security interest established in connection with the Purchase Agreement and its related documents, and (x) any Liens required to ensure compliance with applicable laws or regulations governing wells, land leases, mineral rights, or similar obligations.

“Prepayment Amount” means an amount in cash owing to the Investor equal to the one hundred and five percent (105%) of the Outstanding Principal Amount together with any other amounts owing under the Notes then outstanding and the other Transaction Documents as of the applicable date of prepayment.

“Prepayment Notice” has the meaning set forth in Section 1.4 of the Note.

“Prepayment Right” has the meaning set forth in Section 2.4.

“Prepayment Right Date” in respect of any Note, means the Trading Day following such date as the Conversion Shares issuable in respect of such Note and the Warrant Shares issuable in respect of the Warrant issued to the holder of such Note, may be offered or sold pursuant to an effective Registration Statement.

“Press Release” has the meaning set forth in Section 5.8.

“Principal Amount” has the meaning set forth in Section 2.1.

“Preferred Stock” has the meaning set forth in Section 3.4.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s Capital Stock:

(i) at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, Common Stock (which shall not encompass standard anti-dilution provisions in otherwise fixed price instruments; provided that for the avoidance of doubt any provisions resulting in such instrument “exploding” or otherwise resulting in the increase of the number of shares issuable under a fixed priced instrument shall result in the transaction in which such instrument was issued being deemed a Prohibited Transaction); or

(ii) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or

(b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect but shall not include transactions generally referred to as at-the-market transaction (ATM) or an equity line of credit, stand-by equity distribution agreement or similar transaction; provided that the ATM Agreement shall not be deemed a Prohibited Transaction.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Minimum” means, as of any date, 150% of the maximum aggregate a sufficient number of shares of Common Stock then issued or potentially issuable in the future pursuant to any outstanding Notes or Warrants, ignoring any conversion or exercise limits set forth therein.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“Securities” means the Notes, the Warrants, and the Investor Shares.

“Securities Termination Event” means either of the following has occurred:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” means that certain Security Agreement in the form attached hereto as Exhibit C.

“Shareholder Approval” shall mean the approval of the holders of a majority of the Company’s outstanding voting Common Stock: (a) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity) and if required under the Transaction Documents or (b) otherwise legally required, to amend the Company’s Certificate of Incorporation and Bylaws to increase the number of authorized shares of Common Stock by at least the number of shares equal to the number of shares of Common Stock issuable under the Transaction Documents.

“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Subsidiary Guaranty” means that certain Guaranty in the form attached hereto as Exhibit D.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Subsidiary Guaranty, the Transfer Agent Instruction Letter and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” shall mean Continental Stock Transfer & Trust Company, having its address at 1 State St 30th floor, New York, New York 10004, Attention: Vito Cirone, email: vcirone@continentalstock.com.

“Transfer Agent Instruction Letter” shall mean a letter of irrevocable instructions addressed by the Company to the Transfer Agent, acceptable to the Investor in its sole discretion.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business at the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Warrants” has the meaning set forth in Section 2.1.

“Warrant Share Amount” means in respect of any Warrant issued in a Closing the initial amount of Common Stock into which such Warrant may be exercised and which shall be equal to the applicable Funding Amount for such Closing multiplied by thirty-five percent (35%) and divided by the VWAP of the Common Stock on the Trading Day immediately preceding the applicable Closing Date.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. PURCHASE AND SALE OF THE INVESTOR SHARES

2.1 Purchase and Sale of the Notes and the Warrants. Subject to the terms and conditions set forth herein at the applicable closing (each, a “Closing”, and the date each Closing is consummated being a “Closing Date”) as more particularly set forth in Section 2.2, the Company may issue and sell to the Investor, and the Investor may purchase from the Company, for an amount not to exceed the aggregate Funding Amount (a) senior secured convertible promissory notes, in the form attached hereto as Exhibit A (each, a “Note”), in an aggregate principal amount not to exceed Fifteen Million and Zero/100 United States Dollars ($15,000,000.00) (the “Principal Amount”), and (b) Common Stock purchase warrants, in the form attached hereto as Exhibit B (each, a “Warrant”), registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire shares of Common Stock in accordance with the terms thereof in the applicable Warrant Share Amount..

2.2 Closings. Subject to satisfaction or waiver of the conditions set forth in Section 6:

(a) the initial Closing of the offer and sale of (i) Notes in the aggregate principal amount of up to Four Million Eight Hundred Thousand and Zero/100 United States Dollars ($4,800,000.00) and (ii) Warrants to purchase an amount of shares of Common Stock equal to the applicable Warrant Share Amount, for a purchase price of Four Million and Zero/100 United States Dollars ($4,000,000.00), shall take place remotely via the exchange of documents and signatures and shall occur no later than ten (10) Business Days following the execution and delivery of this Agreement) at such time as the Company and the Investor agree upon, orally or in writing; and

(b) any subsequent Closing shall occur upon the mutual consent of the Company and the Investor for Note(s) in such principal amount(s) and at such time and place as the Company and the Investor agree upon, orally or in writing.

2.3 Commitment Fee. At each Closing, as applicable, the Company shall pay to the Investor the Commitment Fee payable in respect of such Closing, in United States dollars and in immediately available funds. The Commitment Fee shall be paid by being offset against the applicable Funding Amount payable by the Investor at such Closing.

2.4 Prepayment Right. As set forth in the Notes, at any time following the Prepayment Right Date and upon giving the prior written notice set forth in each Note, the Company will have the right to pre-pay such Note at any time in accordance with the terms thereof by paying the applicable Prepayment Amount (the “Prepayment Right”); provided, that in the event that the Company elects to exercise its Prepayment Right, the Investor will have the option to convert up to one-third (1/3) of the amounts owing under such Note, at a price per share equal to the lesser of the Conversion Price and the Repayment Share Price (as defined in such Note).

2.5 Senior Obligation. As an inducement for the Investor to enter into this Agreement and to purchase the Notes and Warrants, all obligations of the Company pursuant to this Agreement and the Notes shall be senior to all other existing Indebtedness and equity of the Company, other than Permitted Indebtedness secured by Permitted Liens that may be issued after the date hereof. Notwithstanding the foregoing, to the extent after the date hereof, (a) the Company incurs Permitted Indebtedness to be secured by a Permitted Lien , upon the execution and delivery of the subordination agreement(s), the Investor’s security interest on the Company’s assets be subordinated to the security interest(s) granted to the creditor(s) in the transaction; and (b) the Company enters into a transaction to acquire Equity Assets, upon the execution and delivery of the subordination agreement(s), the Investor’s security interest in the Equity Assets shall be subordinated to the security interest(s) granted to the creditor(s) in the transaction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor and covenants with the Investor that as of the Closing Date, except as is set forth in the Disclosure Letter being delivered to the Investor as of the date hereof, as applicable (the “Disclosure Letter”), the following representations and warranties are true and correct:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Notes, the Warrants and the Investor Shares issuable pursuant thereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company and the issuance and sale of the Securities pursuant hereto, including without limitation the reservation of the Conversion Shares, and the Warrant Shares for future issuance, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, its shareholders or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. Except as set forth on Schedule 3.3, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Notes, the Warrants and of the Investor Shares issuable in respect thereof will not (a) conflict with or result in a violation of the Company’s Certificate of Incorporation and Bylaws, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (c) subject to the making of the filings referred to in Section 5, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Notes, the Warrants, or the Investor Shares or the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants) and (ii) the issuance of the Notes, the Warrants, the issuance of the Conversion Shares upon the conversion of a Note and the issuance of the Warrants Shares upon exercise of a Warrant will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

3.4 Capitalization and Subsidiaries.

(a) The authorized Capital Stock of the Company consists of 700,000,000 shares of Common Stock and 100,000,000 shares of preferred stock to be designated by the Board of Directors (the “Preferred Stock”). As of the close of business on September 30, 2025, 8,910,204 shares of Common Stock were issued and outstanding and zero shares of preferred stock were issued and outstanding. Since September 30, 2025, and through the date of this Agreement, the Company has issued 959,354 additional shares of Common Stock and zero shares of preferred stock. As of September 30, 2025, (i) an aggregate of 220,796 shares of Common Stock are reserved for future issuance under the Stardust Power Inc, Equity Incentive plan and (ii) 1,136,102 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants with exercise prices $115 per share. The Company has duly reserved up to 12,185,615 shares of Common Stock for issuance upon conversion of the Notes and exercise of the Warrants. The Conversion Shares and Warrant Shares, when issued upon conversion of the Notes or exercise of the Warrants, in accordance with their respective terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company’s Certificate of Incorporation and Bylaws on file on the SEC’s EDGAR website are true and correct copies of the Company’s Certificate of Incorporation and Bylaws as in effect as of the Closing Date. The Company is not in violation of any provision of its Certificate of Incorporation and Bylaws.

(b) Schedule 3.4(b) lists each direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation (if a good standing concept exists in such jurisdiction) and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

(c) Except as set forth on Schedule 3.4(c), neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Warrants or the Investor Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d) The issuance and sale of any of the Securities will not obligate the Company to issue shares of Common Stock or other securities, or to satisfy any related contractual obligations, to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

(e) As of the date of this Agreement, the Company has capacity under the rules and regulations of the Trading Market to issue up to 1,965,778 shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) without obtaining Shareholder Approval.

3.5 SEC Documents; Financial Statements.

(a) Except as set forth on Schedule 3.5(a), as of the Closing Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act for the two years preceding the Closing Date (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates and subject to amendments thereto filed with the SEC, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, and audited by a firm that is a member of the Public Companies Accounting Oversight Board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor in connection with the Investor’s purchase of the Notes or the Warrants which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(c) Except as set forth on Schedule 3.5(c), the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6 Litigation and Regulatory Proceedings. Except as set forth on Schedule 3.6, there are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7 No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.8 Compliance with Law. Except as set forth on Schedule 3.8 conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. The Company is not aware of any facts which could reasonably be anticipated to lead to have the effect of, delisting the of the Common Stock from the Trading Market, nor has the Company received any notification that the Trading Market is currently contemplating terminating such listing.

3.9 Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10 Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11 Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects, except for Permitted Liens. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14 Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.16 Taxes. The Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal and other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

3.17 Solvency. Excluding the Indebtedness set forth on Schedule 3.17, after giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.18 Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19 Certain Transactions. Other than as disclosed in the SEC Documents, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Annual Report on Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.20 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes, the Warrants or the Investor Shares pursuant to this Agreement.

3.21 Acknowledgment Regarding the Investor’s Purchase of the Notes and the Warrants. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Notes and the Warrants, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company is entering into this Agreement and is issuing and selling the Notes and the Warrants voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Notes and the Warrants and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Notes and the Warrants or any other transaction contemplated hereby.

3.22 Brokers’, Finders’ or Other Advisory Fees or Commissions. Except as set forth in the Disclosure Letter, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Notes or any of the other transactions contemplated by this Agreement.

3.23 OFAC. None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

3.26 Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1 Organization and Qualification. The Investor is a limited liability company, duly formed and validly existing in good standing under the laws of the State of Delaware.

4.2 Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into this Agreement and the Security Agreement, to purchase the Notes, the Warrants and the Investor Shares and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Notes, the Warrants, and the Investor Shares by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate in any material respect any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Notes, the Warrants and the Investor Shares and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. The Investor is purchasing the Notes, the Warrants and the Investor Shares for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Notes, the Warrants and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5 Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) involving the Company’s securities) during the period commencing on September 30, 2025 and ending immediately prior to the execution of this Agreement by such Investor.

4.6 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Legends, etc.

(a) The Securities may only be disposed of pursuant to an effective registration statement under the 1933 Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.

(b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1(b) or Section 5.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. _THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities, in accordance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling stockholders thereunder.

(c) Certificates evidencing the Investor Shares shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) while a Registration Statement is effective under the 1933 Act, (ii) following any sale of such Investor Shares pursuant to Rule 144, (iii) while such Investor Shares are eligible for sale without restriction under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Investor Shares under this Section 5.1(c), the Company will, no later than two (2) Business Day following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Investor Shares containing a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a book entry statement representing such Investor Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Investor, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Investor Shares (based on the VWAP of the Common Stock on the date such Investor Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5 per Trading Day for each Trading Day after the Legend Removal Date until such Investor Shares are delivered without a legend. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

5.2 Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, the Shareholder Approval.

5.4 Notification of Certain Events. The Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Documents, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Documents, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Documents.

5.5 Available Stock. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon repayment or conversion in full of the Notes and exercise in full of the Warrants at any time. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking Shareholder Approval for the authorization of such additional shares.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Notes and Warrants for general working capital purposes.

5.7 Repayment of Indebtedness. The Company shall not make any voluntary cash prepayments on any Indebtedness other than in respect of the Notes and, so long as no Event of Default has occurred, in respect of Permitted Indebtedness Repayments, at any time while any amounts are owing under the Notes.

5.8 Subordination in Connection with Project Finance. If in connection with the incurrence of Permitted Senior Indebtedness by the Company or a Subsidiary in a single financing resulting in proceeds to the Company or a Subsidiary of no less than twenty-million dollars ($20,000,000.00) to be applied towards project finance, the party providing such financing requires the Investor to subordinate the obligations of the Company in respect of the Notes, to the obligations of the Company to such party in respect of such financing, then the Investor agrees that it shall enter into a subordination or intercreditor agreement providing for such subordination provided that such subordination or intercreditor agreement is acceptable to Investor in its reasonable discretion.

5.9 Prohibited Transactions; Equity and Indebtedness Issuances.

5.10 The Company hereby covenants and agrees not to enter into any Prohibited Transactions without the Investor’s prior written consent, until thirty (30) days after such time as the Notes have been repaid in full, as applicable, and/or have been converted into Conversion Shares.

(a) Notwithstanding any other provisions set forth in the Transaction Documents, except for Exempted Securities and Permitted Indebtedness, the Company hereby covenants and agrees not to issue any equity or debt securities, or otherwise incur any Indebtedness for period beginning on the date hereof and ending on the date that is forty-five (45) days following the date the Investor Shares issuable in respect of the Notes and Warrants issued in the initial Closing may be offered or sold pursuant to an effective Registration Statement.

5.11 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and shall, within four (4) days following the date hereof, file a Current Report on Form 8-K (the “Form 8-K”) disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto; provided, that the Company may not issue the Press Release without the Investor’s prior written consent. The Company shall provide a copy of the draft Form 8-K to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor, except if such disclosure is made in a manner consistent with the Press Release or Form 8-K, or is required by law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement in a manner consistent with the Press Release or Form 8-K and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

5.12 Indemnification of the Investor. Subject to the provisions of this Section 5.11, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Investor Party’s of any agreements or understandings such Investor Party may have with any such stockholder), (c) any misrepresentation made by the Company in any Transaction Documents or in any SEC Document, (d) any omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading, or (e) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not an Investor Party is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (a) through (e) above. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law. The provisions of this Section 5.12 shall survive the termination or expiration of this Agreement.

5.13 Non-Public Information. the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides the Investor with material, non-public information, the Company shall publicly disclose such information by thirty (30) minutes prior to the opening of trading on the next succeeding Trading Day; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 10, the Company shall publicly disclose such information within two (2) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company.

5.14 Shareholder Approval. If required by each Trading Market on which the Common Stock is listed, to fulfill its obligations under the Transaction Documents, the Company shall at its next annual meeting of shareholders seek Shareholder Approval, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained.

5.15 Listing of Securities. The Company shall use its commercially reasonable efforts to: (a) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market a listing of additional shares form or equivalent document covering the Investor Shares, (b) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Common Stock is listed as soon as possible thereafter, (c) provide to the Investor evidence of such Trading Market’s completion of review of the listing of additional shares form, and (d) maintain the listing of such shares on each such Trading Market.

5.16 Antitrust Notification. If the Investor determines, in its sole judgment and upon the advice of counsel, that the issuance of the Notes, the Warrants and the Investor Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Investor of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

5.17 Share Transfer Agent. The Company has informed the Investor of the name of its share transfer agent and represents and warrants that the transfer agent participates in the Depository Trust Company Fast Automated Securities Transfer program. The Company shall not change its share transfer agent without the prior written consent of the Investor.

5.18 Set-Off.

(a) The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Documents.

(b) The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.18 (including varying the date for payment of any amount payable by the Investor to the Company).

5.19 No Short Sales. The Investor covenants that from and after the date hereof through and ending when the Note no longer remain outstanding (the “Restricted Period”), neither the Investor nor any of its officers, or any entity managed or controlled by the Investor, or an affiliate (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” of the Common Stock, either for its own principal account or for the principal account of any other Restricted Person. For purposes of this Section, “short selling” shall include, without limitation, any sale of shares of the Company’s Common Stock that the Investor does not own or has not borrowed, or any derivative or other transaction involving shares or warrants that have the same impact as a short sale defined herewith. Any violation of this provision will be considered a material breach of this Agreement. For the avoidance of doubt to extent that the Investor has submitted a Conversion Notice (as defined in the Notes) in accordance with the terms of the Notes the Investor shall not be deemed to have a net short position in respect of the Investor Shares issuable in respect of such Conversion Notice nor shall the Investor be deemed to have a short position in any Repayment Shares (as defined in the Notes) payable in respect of any Monthly Payment following such date as the Investor shall notified the Company of the Repayment Share Price relating to such Repayment Shares.

6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of the Investor. The obligations of the Investor to fund the Notes and Warrants at each Closing are subject to the satisfaction or waiver by the Investor, at or before the Closing of each of the following conditions:

(a) Required Documentation. The Company must have delivered to the Investor: (i) a duly executed certificate of an officer of the Company and each Subsidiary appending thereto (A) copies of duly executed resolutions or consents, of the directors, members or manager, as applicable, approving and consenting to such party’s execution, performance of its obligations under the Transaction Documents and the transaction contemplated thereby, (B) a certificate of good standing or equivalent document dated no more than five days prior to the date hereof, in respect of such party, (C) true and correct copies of the organizational documents of such party, and (D) incumbency signatures of such party; and (ii) copies of each Transaction Document, duly executed by the Company, the Subsidiaries, the Transfer Agent and any other party thereto that is not the Investor, as applicable;

(b) Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement;

(c) Trading Market Approval. The Company shall have either (i) submitted a listing of additional shares form with the Trading Market relating to the issuance of the Notes, the Warrants, and, upon conversion of the Notes, the Conversion Shares, and upon exercise of the Warrants, the Warrant Shares, and if, required by the rules and regulations of the Trading Market, or (ii) obtained and delivered to the Investor copies of all necessary Trading Market approvals for the issuance of the Notes, the Warrants, and, upon the conversion of the Notes, the Conversion Shares, and upon exercise of the Warrants, the Warrant Shares;

(d) No Event(s) of Default. The Investor must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby;

(e) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(f) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h) No Suspensions of Trading in the Common Stock; Listing. Trading in the shares of Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(i) Limitation on Beneficial Ownership. The issuance of the Notes and the Warrants shall not cause the Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time;

(j) Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit E;

(k) Opinion of Counsel. The Investor shall have received opinions of counsel to the Company and its Subsidiaries, acceptable to the Investor in its sole discretion; and

(l) Voting Support Agreements. The Company shall have delivered duly executed voting support agreements executed by those shareholders holding in excess of 5% of the outstanding authorized Common Stock as of the date hereof, in a form acceptable to the Investor, providing for the signatory to agree to vote for the Shareholder Approval.

6.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company to issue the Notes and the Warrants are subject to the satisfaction or waiver by the Company, at or before the applicable Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made on and as of such date;

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the applicable Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default (as defined in the Notes);

(b) any of the representations or warranties made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Documents or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, including as of the Closing Date, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, including as of the Closing Date; or

(c) a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 9 and such failure continues for a period of five (5) Business Days after the Company receives written notice from the Investor to comply with such covenant or agreement.

7.2 Investor Right to Investigate an Event of Default. If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a) the Investor may notify the Company that is wishes to investigate such purported Event of Default;

(b) the Company shall cooperate with the Investor in such investigation;

(c) the Company shall comply with all reasonable requests made by the Investor to the Company in connection with any investigation by the Investor and shall (i) provide all information requested by the Investor in relation to the Event of Default to the Investor; provided that the Investor agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and

(d) the Company shall pay all reasonable costs incurred by the Investor in connection with any such investigation.

7.3 Remedies Upon an Event of Default

(a) If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Notes.

(b) If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within (i) five (5) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds and the Investor shall have no obligation to consummate a Closing or to accept the conversion of the Notes into Conversion Shares.

8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control; and

(ii) by the mutual written consent of the Company and the Investor, at any time;

(iii) by either Party, by written notice to the other Party, effective immediately, if the initial Closing has not occurred by December 31, 2025 or such later date as the Company and the Investor agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(ii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur; or

(iv) by the Investor, in accordance with Section Error! Reference source not found..

8.2 Effect of Termination.

(a) Subject to Section 8.2(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b) If the Investor terminates this Agreement under Section 8.1(a)(i):

(i) the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable without presentment, demand, protest or any other notice of any kind all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Documents notwithstanding; and

(c) Nothing in this Agreement will be deemed to release the Purchaser from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9. REGISTRATION RIGHTS

9.1 Registration.

(a) Registration Statement. Promptly, but in any event no later than forty-five (45) days from each Closing Date, the Company shall prepare and file with the SEC a Registration Statement or a prospectus supplement, as applicable, covering the resale of all of the Investor Shares issuable in respect of the Notes and Warrants in such Closing, which such Registration Statement may include shares of Common Stock issued or issuable to B. Riley Principal Capital II, LLC that have not yet been registered. The foregoing Registration Statement shall be filed on Form S-1 (or Form S-3, if applicable) or any successor forms thereto. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b) Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing Investor Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.

(c) Effectiveness. The Company shall use its commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is ninety (90) days following the applicable Closing Date, or as soon as practicable thereafter. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after such Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(d) Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of shares of Common Stock (other than (x) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of shares of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor Shares (which request shall specify the number of Investor Shares proposed to be included in such registration), the Company shall cause all such Investor Shares to be included in such registration statement on the same terms and conditions as the shares of Common Stock otherwise being sold pursuant to such registered offering.

9.2 Company Obligations. The Company will use its commercially reasonable efforts to effect the registration of Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) cause each Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which all Investor Shares issuable in respect of the Notes or Warrants issued in connection with applicable Closing have been sold by the Investor (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments and supplements to each Registration Statement and the Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Investor Shares covered thereby;

(c) provide copies to and permit counsel designated by the Investor to review all amendments and supplements to a Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Shares that are covered by the related Registration Statement;

(e) immediately notify the Investor of any request by the SEC for the amending or supplementing of a Registration Statement or Prospectus or for additional information;

(f) use its commercially reasonable efforts prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g) prior to any public offering of Investor Shares, to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor Shares covered by a Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(h) immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, a Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

(i) to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act;

(j) hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete a Registration Statement or to avoid or correct a misstatement or omission in such Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

(k) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all Investor Shares pursuant to each Registration Statement.

9.3 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Investor Parties, from and against any losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus, final Prospectus or other document, including any Blue Sky Application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary Prospectus, final Prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Investor Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Investor Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(c) Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

9.4 Effect of Failure to File and Maintain Effectiveness of any Registration Statement. In addition to any other remedies provided under the Transaction Documents, if (i) a Registration Statement covering the resale of all of the Investor Shares required to be covered thereby and required to be filed by the Company pursuant to Section 9.1 is not filed with the SEC on or before the Filing Deadline (a “Filing Failure”), (ii) on any day after the effective date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the Common Stock on a Trading Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), other than the period of time where the Registration Statement is not effective due to a post-effective amendment filing to the Registration Statement after an Annual Report on Form 10-K is filed, or (iii) if the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which the Investor is unable to sell those Investor Shares included in such Registration Statement without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Investor Shares relating to such Registration Statement an amount in cash equal to one and one half percent (1.5%) of the Outstanding Principal Amount of all of all outstanding Notes (I) on the date of such Filing Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) a Maintenance Failure until such Maintenance Failure is cured; and (III) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder of Investor Shares shall be entitled pursuant to this Section 9.4 are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Trading Day after such cure. Notwithstanding the foregoing, (i) no single event or failure with respect to a particular Registration Statement shall give rise to more than one type of Registration Delay Payment with respect to such Registration Statement, (ii) no Registration Delay Payments shall be owed to the Investor (with respect to any period during which all of Investor Shares may be sold by the Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) with respect to any Investor Shares excluded from a Registration Statement by election of the Investor.

10. GENERAL PROVISIONS

10.1 Fees and Expenses. At the Closing, the Company shall reimburse the Investor up to $35,000 of due diligence costs and reasonable fees and disbursements of Lucosky Brookman LLP and Morgan, Lewis & Bockius LLP in connection with the preparation of the Transaction Documents, it being understood that neither Lucosky Brookman LLP nor Morgan, Lewis & Bockius LLP has rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes, the Warrants and the Investor Shares.

10.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Stardust Power Inc.

15 E. Putnam Ace, Suite 378

Greenwich, CT 06830

[●]

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

If to the Investor:

Lind Global Asset Management XIII LLC

c/o The Lind Partners LLC

444 Madison Avenue, Floor 41

New York, NY 10022

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South

Fifth Floor

Woodbridge, NJ

Telephone: (732) 395-4400

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

10.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

10.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

10.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

10.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

10.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

10.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

10.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

10.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.13 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.14 Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

10.15 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:		INVESTOR:

STARDUST POWER INC.		LIND GLOBAL ASSET MANAGEMENT XIII LLC

By:	/s/ Roshan Pujari	By:	/s/ Jeff Easton
Name:	Roshan Pujari	Name:	Jeff Easton
Title:	Chief Executive Officer	Title:	Authorized Signatory

Exhibit 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of December 23, 2025, by and between STARDUST POWER INC., a Delaware corporation (the “Company”) and LIND GLOBAL ASSET MANAGEMENT XIII LLC, a Delaware limited liability company (the “Secured Party”).

WHEREAS, the Company (a) and the Secured Party have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the “SPA”) and (b) issued to the Secured Party that certain Senior Secured Convertible Promissory Note dated as of the date hereof (as amended and in effect from time to time, the “Note”); and

WHEREAS, it is a condition precedent to the Secured Party agreeing to make loans or otherwise extend credit to the Company under the SPA and the Note that the Company execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Company wishes to grant security interests in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the SPA. All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

“Event of Default” means the occurrence of any “Event of Default” under and as defined in each of the SPA, the Note or any Supplemental Loan Document, or the failure of the Company or any Guarantor to comply with any term or covenant of any Transaction Document (including this Agreement) to which it is a party.

“Guarantor” means, collectively, each Person which provides a guarantee of all or any portion of the Obligations of the Company to the Secured Party.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substance secures payment or performance of an obligation.

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Company or any Guarantor to the Secured Party in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, the SPA, the Note, any Supplemental Loan Document or this Agreement), and whether incurred by the Company or any Guarantor alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including, without limitation, the SPA, the Note, any Supplemental Loan Document and this Agreement) or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any Collateral, directly relating to the Secured Party’s rights under this Agreement or any other Transaction Document (including, without limitation, any enforcement of this Agreement or any other Transaction Document).

“Permitted Lien” has the meaning specified in the SPA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“State” means the State of Delaware.

“Supplemental Loan Documents” means any other document, agreement or instrument evidencing any debt or similar obligation owing from the Company or any of its Subsidiaries (including, without limitation, any Guarantor) to the Secured Party.

“Transaction Documents” means, collectively, the SPA, the Note, any guaranty from any Guarantor, any Supplemental Loan Document, this Agreement or any other “Transaction Documents” as defined in the SPA, in each case as amended, supplemented, novated and/or replaced from time to time in accordance with the applicable terms thereof.

2. Grant of Security Interest.

2.1. Grant; Collateral Description. The Company hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2. Commercial Tort Claims. The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company’s compliance with §4.7.

3. Authorization to File Financing Statements. The Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office which the Secured Party reasonably deems necessary in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organizational identification number issued to the Company. The Company agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s reasonable written request.

4. Other Actions. Further to insure the attachment, perfection and first priority (or, to the extent applicable, second priority to the extent applicable pursuant to the terms of a Subordination Agreement) of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, the Company agrees, at the Company’s expense, to take the following actions with respect to the following Collateral and without limitation on the Company’s other obligations contained in this Agreement (but, to the extent applicable, in all cases subject to any applicable Subordination Agreement):

4.1. Promissory Notes and Tangible Chattel Paper. If the Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper with an aggregate value for all such promissory notes or tangible chattel paper in excess of $25,000, the Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2. Deposit Accounts. For each deposit account that the Company, now or at any time hereafter, opens or maintains, the Company shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply without further consent of the Company, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or, in the event the depository bank refuses to so agree, (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with the Company that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Company, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s salaried employees.

4.3. Investment Property. If the Company shall, now or at any time hereafter, hold or acquire any certificated securities, the Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall promptly (but in any event within two (2) Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the issuer to agree to comply without further consent of the Company or such nominee, at any time with instructions from the Secured Party as to such securities, or, in the event the issuer refuses to so agree, (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Company are held by the Company or its nominee through a securities intermediary or commodity intermediary, the Company shall promptly (but in any event within two (2) Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Company or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with the Company that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4. Collateral in the Possession of a Bailee. If any Collateral with an aggregate value in excess of $25,000 is, now or at any time hereafter, in the possession of a bailee, the Company shall promptly notify the Secured Party thereof and, at the Secured Party’s reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee’s agreement to comply, without further consent of the Company, at any time with instructions of the Secured Party as to such Collateral.

4.5. Electronic Chattel Paper, Electronic Documents and Transferable Records. If the Company, now or at any time hereafter, holds or acquires an interest in any Collateral that is electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Company that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Company to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6. Letter-of-Credit Rights. If the Company is, now or at any time hereafter, a beneficiary under a letter of credit with a stated amount in excess of $25,000, or if the Company is a beneficiary under letters of credit not assigned to the Secured Party with an aggregate stated amount in excess of $50,000, the Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

4.7. Commercial Tort Claims. If the Company shall, now or at any time hereafter, hold or acquire a commercial tort claim, the Company shall promptly notify the Secured Party in a writing signed by the Company of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8. Other Actions as to any and all Collateral. The Company further agrees, upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Company’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Secured Party, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords of the Company’s primary place of business or any other location where the aggregate value of the Collateral at such location exceeds $25,000, in form and substance reasonably satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

4.9. Relation to other Security Documents. Concurrently herewith the Company is also executing and delivering to the Secured Party a stock or equity pledge agreements pursuant to which the Company is pledging to the Secured Party all of the shares of capital stock and other equity interests of the Company’s Subsidiaries. Such pledge(s) of capital stock and other equity interests shall be governed by the terms of the applicable pledge agreements and not by the terms of this Agreement.

5. Representations and Warranties Concerning the Company’s Legal Status. The Company has, on the date hereof, delivered to the Secured Party a certificate signed by the Company and entitled “Perfection Certificate” (the “Perfection Certificate”). The Company represents and warrants to the Secured Party as follows: (a) the Company’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Company’s organizational identification number or accurately states that the Company has none, (d) the Perfection Certificate accurately sets forth the Company’s place of business or, if more than one, its chief executive office, as well as the Company’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete in all material respects, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Company.

6. Covenants Concerning Company’s Legal Status. The Company covenants with the Secured Party as follows: (a) without providing at least ten (10) days prior written notice to the Secured Party (or such shorter period as may be agreed to in writing by the Secured Party), the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Secured Party of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure without the Secured Party’s prior written consent.

7. Representations and Warranties Concerning Collateral, Etc. The Company further represents and warrants to the Secured Party as follows: (a) the Company is the owner of or has other rights in or power to transfer the Collateral of the Company, free from any right or claim of any Person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) the Company holds no commercial tort claim except as indicated on the Company’s Perfection Certificate, (d) all other information set forth on the Company’s Perfection Certificate pertaining to the Collateral is accurate and complete in all material respects, and (e) there has been no change in any of such information since the date on which the Company’s Perfection Certificate was signed by the Company.

8. Covenants Concerning Collateral, Etc. The Company further covenants with the Secured Party as follows (but, to the extent applicable, subject in all cases to any applicable Subordination Agreement): (a) other than inventory sold in the ordinary course of business consistent with past practices, the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at those locations listed on the Company’s Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least ten (10) Business Days prior written notice to the Secured Party, (b) except for the security interest herein granted, the Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person or any Lien (other than Permitted Liens), and the Company shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) other than in favor of the Secured Party or with respect to any Permitted Lien, the Company shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, (d) the Company will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (f) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, so long as no Event of Default has occurred and is continuing and the Company otherwise complies with all the conditions (including, without limitation, repayment conditions) set forth in the Transaction Documents, Permitted Dispositions (as such term is defined in the SPA), dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the ordinary course of business, and the sale of inventory in the ordinary course of business consistent with past practices.

9. Insurance. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Company will not be deemed a coinsurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee. Without limiting the foregoing, the Company will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100 percent of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance. In addition, the proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company’s property so damaged or destroyed and (ii) to the extent the Company elects not to repair or replace the property so damaged or destroyed, or fails to repair or replace the property so damaged or destroyed within 180 days of receipt of such proceeds, be held by the Secured Party as cash collateral for the Obligations. To the extent the Secured Party is holding any such proceeds as cash collateral and the Company then elects to repair or replace the property so damaged or destroyed, the Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company’s property so damaged or destroyed, or, if an Event of Default has occurred and is continuing, the Secured Party may apply all or any part of such proceeds to the Obligations. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Secured Party. In the event of failure by the Company to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provisions as may be reasonably requested in writing.

10. Collateral Protection Expenses; Preservation of Collateral.

10.1. Expenses Incurred by Secured Party. In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if the Company fails to do so. The Company agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

10.2. Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

11. Securities and Deposits. The Secured Party may at any time following and during the continuance of a payment default or an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may, following and during the continuance of a payment default or an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Company may at any time be applied to or set off against any of the Obligations then due and owing.

12. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing (and, to the extent applicable, subject to the terms of any applicable Subordination Agreement):

(a) the Company shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor;

(b) the Secured Party may itself, without notice to or demand upon the Company, so notify account debtors and other Persons obligated on Collateral;

(c) after the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Company as trustee for the Secured Party, for the benefit of the Secured Party, without commingling the same with other funds of the Company and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments; and

(d) the Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Party to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

13. Power of Attorney.

13.1. Appointment and Powers of Secured Party. The Company hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including (i) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Company’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Company’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Company’s name such financing statements and amendments thereto and continuation statements which may require the Company’s signature.

13.2. Ratification by Company. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

13.3. No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

14. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Company (but, to the extent applicable, subject to the terms of any applicable Subordination Agreement), shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of the Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Company acknowledges that the purpose of this §15 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §15. Without limitation upon the foregoing, nothing contained in this §15 shall be construed to grant any rights to the Company or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §15.

16. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

17. Suretyship Waivers by Company. The Company waives, to the maximum extent permitted by applicable law, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §10.2. The Company further waives any and all other suretyship defenses.

18. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

19. Proceeds of Dispositions; Expenses. The Company shall pay to the Secured Party upon written demand amounts equal to any and all expenses, including, without limitation, attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting or preserving the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral and any such expenses actually incurred in releasing any security interest granted hereunder and, in addition, the Company shall pay to the Secured Party on demand amounts equal to any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Secured Party in enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

20. Overdue Amounts. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

21. Governing Law; Consent to Jurisdiction. This Agreement IS A contract UNDER the laws of the state of DELAWARE and shall for all purposes be construed in accordance with and governed by the laws of SAID state of DELAWARE. THE Company and THE SECURED PARTY EACH agree that any suit for the enforcement of this agreement or any other action brought by SUCH PERSON arising hereunder or in any way related to this agreement SHALL BE BROUGHT and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. Each party hereto irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum.

22. Waiver of Jury Trial. THE COMPANY AND THE SECURED PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §22.

23. Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

24. Release of Collateral; Reinstatement. (a) The Secured Party agrees that upon the sale, transfer or other disposition of any Collateral which is expressly permitted to occur by the Transaction Documents, upon receipt by the Secured Party of the proceeds thereof which the Company is required to pay to the Secured Party pursuant to the terms of any Transaction Document, such Collateral (but not the proceeds thereof) shall automatically be released from the Liens created hereby, and the Secured Party agrees that, at the request and sole expense of the Company, it shall promptly execute and deliver to the Company all releases and other documents reasonably necessary for the release of such Lien on such Collateral.

(b) The Secured Party further agrees that upon the indefeasible repayment in full, in cash, of all Obligations owing under the Transaction Documents (other than the Warrant and contingent indemnification obligations for which no claims have been made) and the termination of any commitments pursuant to the terms of the Transaction Documents (other than the Warrant), the security interests granted hereby shall, subject to the Secured Party’s rights of reinstatement set forth herein or in any other Transaction Document (other than the Warrant), automatically terminate, all rights to the Collateral shall revert to the Company without further action from any Person and the Secured Party agrees that, at the request and sole expense of the Company, it shall promptly execute and deliver to the Company all releases or other documents reasonably necessary for the release of the Liens on the Collateral (including returning any possessory collateral being held by the Secured Party).

(c) Notwithstanding anything to the contrary contained herein, the Company acknowledges and agrees its obligations and liabilities under the Transaction Documents (and all security interests and other Liens granted hereunder) shall be deemed to have continued in existence and shall be reinstated with full force and effect if, at any time on or after the payment of any Obligations under the Transaction Documents, all or any portion of the Obligations or any other amounts applied by the Secured Party to any of the Obligations is voided or rescinded or must otherwise be returned by the Secured Party to the Company upon the Company’s insolvency, bankruptcy or reorganization or otherwise.

25. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if the Secured Party shall request manually signed counterpart signatures to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Signature pages to follow]

IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer

Accepted:

LIND GLOBAL ASSET
MANAGEMENT XIII LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Authorized Signatory

Exhibit 10.3

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) is entered into as of December 23, 2025, by and between STARDUST POWER INC., a Delaware corporation (the “Company”), and LIND GLOBAL ASSET MANAGEMENT XIII LLC, a Delaware limited liability company (the “Secured Party”).

WHEREAS, the Company and the Secured Party have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended, supplemented, restated and/or modified from time to time, the “SPA”);

WHEREAS, the Company has issued or will issue to the Secured Party that certain Senior Secured Convertible Promissory Note dated on or about the date hereof (as amended and in effect from time to time, the “Note”);

WHEREAS, the Company is the direct legal and beneficial owner of all of the issued and outstanding shares of each class of the outstanding capital stock or other equity interests, as the case may be (the “Initial Equity Interests”), of each of the entities set forth on Annex A hereto (as the same may be updated from time to time in accordance with the terms hereof) (collectively, the “Subsidiaries” and each, a “Subsidiary”);

WHEREAS, the Company wishes to the grant a security interest to the Secured Party in all of the Company’s right, title and interest in all of the Equity Interests in each Subsidiary to secure all Obligations owing to the Secured Party; and

WHEREAS, it is a condition precedent to the Secured Party agreeing to enter into the SPA and the Note and extending credit to the Company under the SPA and the Note that the Company execute and deliver to the Secured Party a pledge agreement in substantially the form hereof.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Secured Party hereby agree as follows:

1. PLEDGE.

1.1. Pledge of Equity Interests. (a) The Company hereby ratifies and affirms the grant of security interests made pursuant to the Security Agreement, and (b) in addition, the Company hereby pledges, assigns, grants a security interest in, and delivers to the Secured Party, all of the shares of capital stock or other units of equity ownership of every class of each of the Subsidiaries, as more fully described on Annex A hereto, including without limitation, (i) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to the Company on account of its interest as a member, stockholder, shareholder or other equity holder in any of the Subsidiaries, (ii) all of the Company’s rights and interest under each of the organizational documents of the applicable Subsidiary, including all voting and management rights and rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of the Subsidiaries during normal business hours, (iv) all other rights, interests, property or claims to which the Company may be entitled in its capacity as a member, stockholder, shareholder or other equity holder of any Subsidiary, and (v) all proceeds, income from, increases in and products of any of the foregoing. The certificates for such shares or other units of equity ownership of every class, to the extent that such interests are represented by certificates, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Company, have been delivered to the Secured Party.

1.2. Additional Equity Interests. Each Subsidiary agrees that it shall not authorize or issue any additional shares of Equity Interests of such Subsidiary after the date hereof without the prior written consent of the Secured Party, which shall not be unreasonably delayed or withheld, and the Company agrees it will not permit any Subsidiary to authorize or issue any additional shares of its Equity Interests after the date hereof without the prior written consent of the Secured Party, which shall not be unreasonably delayed or withheld. In case the Company (a) forms or otherwise acquires the equity interest in any Person after the date hereof (which Person shall be considered a “Subsidiary” for purposes hereof), or (b) shall acquire any shares or other equity interests, additional shares of the capital stock, membership interests of other Equity Interests of any Subsidiary or any corporation, limited liability company or other entity which is the successor of any Subsidiary, or any securities exchangeable for or convertible into shares of such capital stock, membership interests or other Equity Interests of any class of any Subsidiary, whether by purchase, stock dividend, stock split or otherwise, then such shares or other securities shall be subject to the pledge, assignment and security interest granted to the Secured Party under this Agreement and the Company shall deliver to the Secured Party forthwith any certificates therefor, accompanied by stock powers, unit powers or other appropriate instruments of assignment duly executed by the Company in blank. The Company agrees that it shall amend Annex A, as necessary, to update the list of the shares of capital stock, membership interests, other Equity Interests or securities pledged with the Secured Party hereunder (and if the Company fails to do so in a timely matter, then the Secured Party shall be permitted to attach as Annex A hereto an updated list of the shares of capital stock, membership interests, other Equity Interests or securities at the time pledged with the Secured Party hereunder).

1.3. Pledge of any account into which cash collateral is held. The Company also hereby pledges, assigns, grants a security interest in, and delivers to the Secured Party, any account into which any Cash Collateral is deposited and all of the Cash Collateral as such terms are hereinafter defined.

1.4. Waiver of Organizational Document Restrictions. The Company irrevocably waives any and all provisions of any organizational document of any Subsidiary that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien (as defined in the Security Agreement) on any of the Securities Collateral or any enforcement action which may be taken in respect of any such Lien; or (b) otherwise conflict with the terms of this Agreement.

2. DEFINITIONS. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the SPA. Terms used herein and not defined in the SPA or otherwise defined herein that are defined in the Uniform Commercial Code of the State of Delaware (the “DE UCC”) have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

Cash Collateral. See §4.

Equity Interests. Includes the Initial Equity Interests and any additional shares of stock, membership interests or other Equity Interests at the time pledged to the Secured Party hereunder and the interests described in clause (b) of §1.1 of this Agreement

Event of Default. Means the occurrence of any “Event of Default” under and as defined in each of the SPA, the Note or any Supplemental Loan Document, or the failure of the Company to comply with any term or covenant of any Transaction Document (including this Agreement) to which it is a party.

Guarantor Loan Documents. Collectively, (a) that certain Guaranty dated as of the date hereof from the Subsidiaries in favor of the Secured Party; (b) that certain Guarantor Security Agreement dated as of the date hereof among the Subsidiaries and the Secured Party; and (c) any other document, agreement or instrument evidencing any debt or similar obligations owning by any Guarantor to the Secured Party, in each case as amended from time to time with the written consent of both the Company and Secured Party.

Guarantors. Collectively, each subsidiary of the Company which provides a guarantee of all or any portion of the Secured Obligations of the Company to the Secured Party, including, without limitation, the Subsidiaries.

Obligations. Collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Company or any Guarantor to the Secured Party in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, the SPA, the Note, any Supplemental Loan Document or this Agreement), and whether incurred by the Company or any Guarantor alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including, without limitation, the SPA, the Note, any Supplemental Loan Document or this Agreement), any collateral (including any Securities Collateral), including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for such collateral (including any Securities Collateral), and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any collateral (including any Securities Collateral), whether or not directly relating to the enforcement of this Agreement or any other Transaction Document.

Securities Act. See §7.3.

Securities Collateral. The property at any time pledged to the Secured Party hereunder (whether described herein or not), including, without limitation, the Equity Interests, and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral. The term does not include any income, increases or proceeds received by the Company to the extent expressly permitted by §6.

Supplemental Loan Documents. Means any other document, agreement or instrument evidencing any debt or similar obligation owing from the Company or any of its Subsidiaries to the Secured Party.

Transaction Documents. Means, collectively, the SPA, the Note, the Guarantor Loan Documents, any Supplemental Loan Document, this Agreement or any other “Transaction Documents” as defined in the SPA.

3. SECURITY FOR OBLIGATIONS. This Agreement and the security interest in and pledge of the Securities Collateral hereunder are made with and granted to the Secured Party as security for the payment and performance in full of all the Obligations.

4. LIQUIDATION, RECAPITALIZATION, ETC. Any sums or other property paid or distributed upon or with respect to any of the Equity Interests, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in §6, be paid over and delivered to the Secured Party to be held by the Secured Party as security for the payment and performance in full of all of the Obligations. To the extent any such property paid or distributed pursuant to the immediately preceding sentence is in the form of money, the Secured Party shall have the right (but not the obligation) to deposit such money in a deposit account with a depository satisfactory to the Secured Party and any such funds may be invested in such items as the Secured Party may elect, and the Secured Party shall have a perfected security interest in all such sums or other property so paid or distributed and all proceeds thereof (and any interest earned shall continue to be held by the Secured Party as security for the payment and performance in full of all of the Obligations). Any money so received by the Secured Party pursuant to this §4, any account into which it shall be deposited and all proceeds thereof shall be referred to herein as the “Cash Collateral.” In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Equity Interests or any property shall be distributed upon or with respect to any of the Equity Interests, the property so distributed shall be delivered to the Secured Party, to be held by it as security for the Obligations. Except to the limited extent provided in §6, all sums of money and property paid or distributed in respect of the Equity Interests, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Company shall, until paid or delivered to the Secured Party, be held in trust for the Secured Party as security for the payment and performance in full of all of the Obligations.

5. WARRANTY OF TITLE; AUTHORITY. The Company hereby represents and warrants that: (a) the Company has good and marketable title to, and is the sole record and beneficial owner of, the Equity Interests, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by the Security Agreement and this Agreement and Permitted Liens (as defined in the Security Agreement), (b) all of the Equity Interests are validly issued, fully paid and non-assessable, (c) the Company has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Securities Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Securities Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of the Company’s or any Subsidiary’s charter documents or by-laws (the “Organizational Documents”) or of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and (d) the information set forth in Annex A hereto relating to the Equity Interests is true, correct and complete in all respects. The Company covenants that it will defend the rights of the Secured Party and security interest of the Secured Party in such Equity Interests against the claims and demands of all other Persons whomsoever. The Company further covenants that it will have the like title to and right to pledge and grant a security interest in the Securities Collateral hereafter pledged or in which a security interest is granted to the Secured Party hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Secured Party.

6. DIVIDENDS AND VOTING PRIOR TO MATURITY. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to receive and retain all cash dividends paid in respect of the Equity Interests, to vote the Equity Interests and to give consents, waivers and ratifications in respect of the Equity Interests; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Company if the effect thereof would in the reasonable judgment of the Secured Party impair any of the Securities Collateral or be inconsistent with or result in any violation of any of the provisions of the Transaction Documents. The Company’s rights to receive cash dividends shall cease if an Event of Default has occurred and is continuing. All such rights of the Company to vote and give consents, waivers and ratifications with respect to the Equity Interests shall, at the Secured Party’s option, as evidenced by the Secured Party’s notifying the Company of such election, cease if an Event of Default has occurred and is continuing.

7. REMEDIES.

7.1. In General. If an Event of Default has occurred and is continuing, the Secured Party shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the DE UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Secured Party deems expedient:

(a) if the Secured Party so elects and gives written notice of such election to the Company, the Secured Party may vote any or all shares of the Equity Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Secured Party so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Equity Interests and otherwise act with respect thereto as though it were the outright owner thereof (the Company hereby irrevocably constituting and appointing the Secured Party the proxy and attorney-in-fact of the Company, with full power of substitution, to do so);

(b) the Secured Party may demand, sue for, collect or make any compromise or settlement the Secured Party deems suitable in respect of any Securities Collateral;

(c) the Secured Party may sell, resell, assign and deliver, or otherwise dispose of any or all of the Securities Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such Persons as the Secured Party thinks expedient, all without demand for performance by the Company or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

(d) the Secured Party may cause all or any part of the Equity Interests held by it to be transferred into its name or the name of its nominee or nominees; and

(e) the Secured Party may set off or otherwise apply or credit against the Obligations any and all sums deposited with it or held by it.

7.2. Sale of Securities Collateral. In the event of any sale or other disposition of the Securities Collateral as provided in clause (c) of §7.1 and to the extent that any notice thereof is required to be given by law, the Secured Party shall give to the Company at least ten (10) Business Days’ prior notice of the time and place of any public sale or other disposition of the Securities Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days’ prior notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Secured Party may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Company, to the fullest extent permitted by law). The Secured Party may buy or otherwise acquire any part or all of the Securities Collateral at any public sale or other disposition and if any part or all of the Securities Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Secured Party may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Secured Party in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations pursuant to the terms of the Transaction Documents. Only after such applications, and after payment by the Secured Party of any amount required by §9-608(a)(1)(C) or §9-615(a)(3) of the DE UCC, need the Secured Party account to the Company for any surplus.

7.3. Private Sales. The Company recognizes that the Secured Party may be unable to effect a public sale or other disposition of the Equity Interests by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Company agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Equity Interests for the period of time necessary to permit the issuer of such Equity Interests to register such Equity Interests for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Secured Party agrees that any sale of the Equity Interests shall be made in a commercially reasonable manner, and the Company agrees to use its best efforts to cause the issuer or issuers of the Equity Interests contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Company’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Secured Party, advisable to exempt such Equity Interests from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Secured Party shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

7.4. Company’s Agreements. The Company further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Equity Interests pursuant to this §7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or “Blue Sky” laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Company’s expense. The Company further agrees that a breach of any of the material covenants contained in this §7 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this §7 shall be specifically enforceable against the Company by the Secured Party and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

8. MARSHALLING. The Secured Party shall not be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Securities Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Company hereby irrevocably waives the benefits of all such laws.

9. COMPANY’S OBLIGATION NOT AFFECTED. The obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Secured Party of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Transactions Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, the Security Agreement and the other Transaction Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Company shall have notice or knowledge of any of the foregoing, the Company hereby generally waiving all suretyship defenses to the extent applicable.

10. TRANSFER BY COMPANY. Without the prior written consent of the Secured Party, the Company will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Securities Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement and any Permitted Liens so long as the holder of such lien has not taken any action to foreclose or otherwise realize on the Securities Collateral.

11. FURTHER ASSURANCES. The Company will do all such acts, and will furnish to the Secured Party all such financing statements, certificates and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Secured Party may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Secured Party hereunder, all without any cost or expense to the Secured Party. The Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office which the Secured Party deems necessary in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Securities Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organization identification number issued to the Company. The Company agrees to furnish any such information to the Secured Party promptly upon request. The Company also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

12. SECURED PARTY’S EXONERATION. Under no circumstances shall the Secured Party be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Securities Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Securities Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. The Secured Party shall not be required to take any action of any kind to collect, preserve or protect its or the Company’s rights in the Securities Collateral or against other parties thereto. The Secured Party’s prior recourse to any part or all of the Securities Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

13. NO WAIVER. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Secured Party and the Company. No act, failure or delay by the Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Company hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Securities Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Transaction Documents).

14. NOTICE. All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

15. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Securities Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the SPA.

16. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement IS A contract UNDER the laws of the state of DELAWARE and shall for all purposes be construed in accordance with and governed by the laws of SAID state of DELAWARE. THE Company and THE SECURED PARTY EACH agree that any suit for the enforcement of this agreement or any other action brought by SUCH PERSON arising hereunder or in any way related to this agreement SHALL BE BROUGHT and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. Each party hereto irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum.

17. WAIVER OF JURY TRIAL. THE COMPANY AND THE SECURED PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §17.

18. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if the Secured Party shall request manually signed counterpart signatures to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, intending to be legally bound, the Company and the Secured Party have caused this Agreement to be executed as of the date first above written.

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer

LIND GLOBAL ASSET MANAGEMENT XIII LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Authorized Signatory

Each undersigned Subsidiary hereby joins in the above Agreement for the sole purpose of consenting to and being bound by the provisions of §§1.2, 4.1, 6 and 7 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Secured Party and the Company in carrying out such provisions.

STARDUST POWER LLC

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Authorized Signatory

STRIKE MERGER SUB II, LLC

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Authorized Signatory

Exhibit 10.4

GUARANTY

GUARANTY (the “Guaranty”), dated as of December 23, 2025, by STARDUST POWER LLC, a Delaware limited liability company (“Stardust LLC”) and STRIKE MERGER SUB II, LLC, a Delaware limited liability company (“Strike” and, collectively with Stardust LLC, the “Guarantors” and each, a “Guarantor”) in favor of LIND GLOBAL ASSET MANAGEMENT XIII LLC (the “Lender”).

WHEREAS, Stardust Power Inc., a Delaware corporation (the “Borrower”) is the holder of 100% of the equity interests of each Guarantor; and

WHEREAS, (a) the Borrower and the Lender have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the “SPA”); (b) the Borrower has issued to the Lender that certain Senior Secured Convertible Promissory Note dated as of the date hereof (as amended and in effect from time to time, the “Note”); and (c) the Borrower has issued to the Lender that certain Warrant pursuant to the terms of the SPA (as amended and in effect from time to time, the “Warrant”);

WHEREAS, the Borrower and the Guarantors are members of a group of related entities, the success of any one of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantors expect to receive substantial direct and indirect benefits from the transactions contemplated by the SPA and the Note (including, without limitation, the advances made to the Borrower by the Lender pursuant to the SPA and the Note) (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Lender’s willingness to enter into the SPA and the Note and make the advances to the Borrower contemplated thereunder that the Guarantors execute and deliver to the Lender a guaranty substantially in the form hereof; and

WHEREAS, the Guarantors wish to jointly and severally guaranty the Borrower’s, the other Guarantors’, and any other Person’s obligations to the Lender under or in respect of the SPA, the Note and the other Transaction Documents (as such term is defined in the SPA) and the other Obligations (as hereinafter defined) as provided herein;

NOW, THEREFORE, the Guarantors hereby agree with the Lender as follows:

1. Definitions. The term (a) “Obligations” means, collectively, all debts, liabilities and obligations (including, without limitation, any expenses, costs and charges incurred by or on behalf of the Lender in connection with any Transaction Document), present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower or the Guarantors to the Lender in any currency, under, in connection with or pursuant to the any Transaction Document (including, without limitation, this Guaranty), and whether incurred by the Borrower or any Guarantor alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style; (b) “Transaction Documents” means, collectively, the SPA, the Note, this Guaranty, the other “Transaction Documents” as defined in the SPA and any other document, agreement or instrument evidencing any debt or similar obligation owing from the Borrower or any Guarantor to the Lender (any such other document, agreement or instrument being hereinafter referred to as a “Supplemental Loan Document”) and (c) “Event of Default” means any “Event of Default” as such term is defined in the SPA, the Note or any Supplemental Loan Document (or the analogous term used in any such Supplemental Loan Document). All other capitalized terms used herein without definition shall have the respective meanings provided therefor in the SPA.

2. Guaranty of Payment and Performance. The Guarantors hereby jointly and severally guarantee to the Lender the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code in a bankruptcy or other insolvency proceeding of the Borrower. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from the Borrower or any other Person or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the joint and several obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Lender, become immediately due and payable to the Lender, without demand or notice of any nature, all of which are expressly waived by the Guarantors. Payments by the Guarantors hereunder may be required by the Lender on any number of occasions. All payments by the Guarantors hereunder shall be made to the Lender, in the manner and at the place of payment specified therefor in the Note or Supplemental Loan Document, as applicable, for the account of the Lender. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon such Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Lender on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

3. Guarantors’ Agreement to Pay Enforcement Costs, etc. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Lender, on demand, all reasonable and documented out-of-pocket costs and expenses (including court costs and legal expenses) incurred or expended by the Lender in connection with the Obligations, this Guaranty and all out-of-pocket costs and expenses (including court costs and legal expenses) incurred or expended by the Lender in connection with the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Note, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4. Waivers by Guarantors; Lender’s Freedom to Act. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms to the maximum extent permitted by applicable law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the joint and several obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the SPA, the Note, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) the adequacy of any rights which the Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to the Guarantors. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law which would otherwise prevent the Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against any Guarantor before or after the Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Lender.

5. Unenforceability of Obligations Against Borrower. If for any reason the Borrower or any other Guarantor has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower or any other Guarantor by reason of the Borrower’s or such other Guarantor’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if each Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the SPA, the Note, any Supplemental Loan Document, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

6. Subrogation; Subordination.

6.1. Waiver of Rights Against Borrower. Until the final payment and performance in full of all of the Obligations, the Guarantors shall not exercise and hereby subordinates any rights against the Borrower arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantors will not take any action to claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of a Guarantor to the Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Lender.

6.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Each Guarantor agrees that, after the occurrence and during the continuance of any default in the payment of any of the Obligations or upon the occurrence and continuation of any other Event of Default, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

6.3. Provisions Supplemental. The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Lender under any separate subordination agreement which the Lender may at any time and from time to time enter into with any Guarantor.

7. Security; Setoff. Each Guarantor grants to the Lender, as security for the full and punctual payment and performance of all of such Guarantor’s obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Lender is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of each Guarantor under this Guaranty, whether or not the Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

8. Further Assurances. Each Guarantor agrees that it will from time to time, at the request of the Lender, do all such things and execute all such documents as the Lender may reasonably request and consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lender hereunder. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that such Guarantor will look to the Borrower and not to the Lender in order for such Guarantor to keep adequately informed of changes in the Borrower’s financial condition.

9. Termination; Reinstatement. This Guaranty shall remain in full force and effect as to each Guarantor until the payment and satisfaction in full of all of the Obligations in accordance with the terms of the Transaction Documents. Upon the repayment in full and satisfaction of all of the Obligations in accordance with the terms of the Transaction Documents, this Guaranty will terminate and the Lender will, upon any Guarantor’s request and at such Guarantor’s expense, execute and deliver to such Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever. This Guaranty shall continue to be effective or be reinstated, notwithstanding any prior termination, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

10. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Lender may assign or otherwise transfer any Transaction Document or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lender herein, all in accordance with, and subject to, the SPA (in the case of a transfer of rights under the SPA), the Note (in the case of a transfer of rights under the Note) or Supplemental Loan Document (in the case of a transfer of rights under any such Supplemental Loan Document). The Guarantors may not assign any of their obligations hereunder.

11. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Lender. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

12. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when made or given in accordance with the procedures set forth in the SPA and addressed as follows: if to any Guarantor, at the address set forth beneath its signature hereto, and if to the Lender, at the address for notices to the Lender set forth in the SPA, or at such address as either party may designate in writing to the other.

13. Governing Law; Consent to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. Each Guarantor agrees that any suit for the enforcement of this Guaranty shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. Each Guarantor irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum.

14. Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Guarantor (i) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the SPA, the Note and the other Transaction Documents to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this §14.

15. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

16. Contribution. To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Transaction Documents (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other guarantor of the Obligations such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other guarantor to the total Benefit Amount received by all guarantors of the Obligations, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the Obligations.

17. Effectiveness. Delivery of an executed signature page of this Guaranty by facsimile transmission or by email with a PDF attachment shall be effective as delivery of a manually executed counterpart hereof. This Guaranty and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

STARDUST POWER LLC

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Authorized Signatory

STRIKE MERGER SUB II, LLC

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Authorized Signatory

Exhibit 10.5

guarantor SECURITY AGREEMENT

GUARANTOR SECURITY AGREEMENT (this “Agreement”), dated as of December 23, 2025, by and among STARDUST POWER LLC, a Delaware limited liability company (“Stardust LLC”), STRIKE MERGER SUB II, LLC, a Delaware limited liability company (“Strike” and, collectively with Stardust LLC, the “Companies” and each, a “Company”) and LIND GLOBAL ASSET MANAGEMENT XIII LLC, a Delaware limited liability company (the “Secured Party”).

WHEREAS, Stardust Power Inc., a Delaware corporation (the “Borrower”) is the holder of 100% of the equity interests of each Guarantor; and

WHEREAS, the Borrower (a) and the Secured Party have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the “SPA”) and (b) issued to the Secured Party that certain Senior Secured Convertible Promissory Note dated as of the date hereof (as amended and in effect from time to time, the “Note”); and

WHEREAS, in connection with the SPA and the Note, the Companies have entered into that certain Guaranty dated as of the date hereof in favor of the Secured Party (as amended and in effect from time to time, the “Guaranty”) pursuant to which the Companies have jointly and severally guaranteed all of the obligations of the Borrower owing to the Secured Party under the SPA, the Note, the Supplemental Loan Documents (as such term is defined in the Guaranty), the other Transaction Documents (as such term is defined in the Guaranty) and certain other related agreements; and

WHEREAS, it is a condition precedent to the Secured Party agreeing to make loans or otherwise extend credit to the Borrower under the SPA and the Note that the Companies execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, each Company wishes to grant security interests in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the SPA. All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

“Event of Default” means the occurrence of any “Event of Default” under and as defined in each of the SPA, the Note or any Supplemental Loan Document, or the failure of the Borrower or any Company to comply with any term or covenant of any Transaction Document (including this Agreement) to which it is a party.

“Guarantor” means, collectively, each Person which provides a guarantee of all or any portion of the Obligations of the Borrower to the Secured Party, including, without limitation, the Companies.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substance secures payment or performance of an obligation.

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower or any Company to the Secured Party in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, the SPA, the Note, any Supplemental Loan Document or this Agreement), and whether incurred by the Borrower or any Company alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including, without limitation, the SPA, the Note, the Guaranty, any Supplemental Loan Document and this Agreement) or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any Collateral, directly relating to the Secured Party’s rights under this Agreement or any other Transaction Document (including, without limitation, any enforcement of this Agreement or any other Transaction Document).

“Permitted Lien” has the meaning set forth in the SPA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“State” means the State of Delaware.

“Supplemental Loan Documents” means any other document, agreement or instrument evidencing any debt or similar obligation owing from the Borrower or any of its Subsidiaries (including, without limitation, any Company) to the Secured Party.

“Transaction Documents” means, collectively, the SPA, the Note, the Guaranty, any other guaranty from any Guarantor, any Supplemental Loan Document, this Agreement or any other “Transaction Documents” as defined in the SPA, in each case as amended, supplemented, novated and/or replaced from time to time in accordance with the applicable terms thereof.

2. Grant of Security Interest.

2.1. Grant; Collateral Description. Each Company hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party the following properties, assets and rights of such Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2. Commercial Tort Claims. The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the applicable Company’s compliance with §4.7.

3. Authorization to File Financing Statements. Each Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office which the Secured Party deems necessary in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Company is an organization, the type of organization and any organizational identification number issued to such Company. Each Company agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s reasonable written request.

4. Other Actions. Further to insure the attachment, perfection and first priority (or, to the extent applicable, second priority to the extent applicable pursuant to the terms of a Subordination Agreement) of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, each Company agrees, at such Company’s expense, to take the following actions with respect to the following Collateral and without limitation on such Company’s other obligations contained in this Agreement (but, to the extent applicable, in all cases subject to any applicable Subordination Agreement):

4.1. Promissory Notes and Tangible Chattel Paper. If such Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper with an aggregate value for all such promissory notes or tangible chattel paper in excess of $25,000, such Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2. Deposit Accounts. For each deposit account that such Company, now or at any time hereafter, opens or maintains, such Company shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply without further consent of such Company, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or, in the event the depository bank refuses to so agree, (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with such Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with each Company that the Secured Party shall not give any such instructions or withhold any withdrawal rights from such Company, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the applicable Company’s salaried employees.

4.3. Investment Property. If a Company shall, now or at any time hereafter, hold or acquire any certificated securities, such Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by a Company are uncertificated and are issued to such Company or its nominee directly by the issuer thereof, such Company shall promptly (but in any event within two (2) Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the issuer to agree to comply without further consent of such Company or such nominee, at any time with instructions from the Secured Party as to such securities, or, in the event the issuer refuses to so agree, (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by a Company are held by such Company or its nominee through a securities intermediary or commodity intermediary, such Company shall promptly (but in any event within two (2) Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Company or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with such Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with each Company that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4. Collateral in the Possession of a Bailee. If any Collateral with an aggregate value in excess of $25,000 is, now or at any time hereafter, in the possession of a bailee, the applicable Company shall promptly notify the Secured Party thereof and, at the Secured Party’s reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee’s agreement to comply, without further consent of such Company, at any time with instructions of the Secured Party as to such Collateral.

4.5. Electronic Chattel Paper, Electronic Documents and Transferable Records. If any Company, now or at any time hereafter, holds or acquires an interest in any Collateral that is electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with each Company that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for such Company to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6. Letter-of-Credit Rights. If any Company is, now or at any time hereafter, a beneficiary under a letter of credit with a stated amount in excess of $25,000, or if any Company is a beneficiary under letters of credit not assigned to the Secured Party with an aggregate stated amount in excess of $50,000, such Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, such Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

4.7. Commercial Tort Claims. If any Company shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Company shall promptly notify the Secured Party in a writing signed by such Company of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8. Other Actions as to any and all Collateral. Each Company further agrees, upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the applicable Company’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Secured Party, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords of the applicable Company’s primary place of business or any other location where the aggregate value of the Collateral at such location exceeds $25,000, in form and substance reasonably satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Representations and Warranties Concerning each Company’s Legal Status. Each Company has, on the date hereof, delivered to the Secured Party a certificate signed by such Company and entitled “Perfection Certificate” (each, a “Perfection Certificate”). Each Company represents and warrants to the Secured Party as follows: (a) such Company’s exact legal name is that indicated on its Perfection Certificate and on the signature page hereof, (b) such Company is an organization of the type, and is organized in the jurisdiction, set forth in the applicable Perfection Certificate, (c) such Company’s Perfection Certificate accurately sets forth such Company’s organizational identification number or accurately states that such Company has none, (d) such Company’s Perfection Certificate accurately sets forth such Company’s place of business or, if more than one, its chief executive office, as well as such Company’s mailing address, if different, (e) all other information set forth on such Company’s Perfection Certificate pertaining to such Company is accurate and complete in all material respects, and (f) there has been no change in any of such information since the date on which such Company’s Perfection Certificate was signed by such Company.

6. Covenants Concerning Company’s Legal Status. Each Company covenants with the Secured Party as follows: (a) without providing at least ten (10) days prior written notice to the Secured Party (or such shorter period as may be agreed to in writing by the Secured Party), such Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Company does not have an organizational identification number and later obtains one, such Company will forthwith notify the Secured Party of such organizational identification number, and (c) such Company will not change its type of organization, jurisdiction of organization or other legal structure without the Secured Party’s prior written consent.

7. Representations and Warranties Concerning Collateral, Etc. Each Company further represents and warrants to the Secured Party as follows: (a) such Company is the owner of or has other rights in or power to transfer the Collateral of such Company, free from any right or claim of any Person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) such Company holds no commercial tort claim except as indicated on such Company’s Perfection Certificate, (d) all other information set forth on such Company’s Perfection Certificate pertaining to the Collateral is accurate and complete in all material respects, and (e) there has been no change in any of such information since the date on which such Company’s Perfection Certificate was signed by such Company.

8. Covenants Concerning Collateral, Etc. Each Company further covenants with the Secured Party as follows (but, to the extent applicable, subject in all cases to any applicable Subordination Agreement): (a) other than inventory sold in the ordinary course of business consistent with past practices, the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at those locations listed on such Company’s Perfection Certificate and such Company will not remove the Collateral from such locations, without providing at least ten (10) Business Days prior written notice to the Secured Party, (b) except for the security interest herein granted, such Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person or any Lien (other than Permitted Liens), and such Company shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) other than in favor of the Secured Party or with respect to any Permitted Lien, such Company shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, (d) such Company will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) such Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (f) such Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, so long as no Event of Default has occurred and is continuing and such Company otherwise complies with all the conditions (including, without limitation, repayment conditions) set forth in the Transaction Documents, Permitted Dispositions (as such term is defined in the SPA), dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the ordinary course of business, and the sale of inventory in the ordinary course of business consistent with past practices.

9. Insurance. Each Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that such Company will not be deemed a coinsurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee. Without limiting the foregoing, such Company will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100 percent of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Company; business interruption insurance; and product liability insurance. In addition, the proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing, be disbursed to such Company for direct application by such Company solely to the repair or replacement of such Company’s property so damaged or destroyed and (ii) to the extent such Company elects not to repair or replace the property so damaged or destroyed, or fails to repair or replace the property so damaged or destroyed within 180 days of receipt of such proceeds, be held by the Secured Party as cash collateral for the Obligations. To the extent the Secured Party is holding any such proceeds as cash collateral and such Company then elects to repair or replace the property so damaged or destroyed, the Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by such Company solely to the repair or replacement of such Company’s property so damaged or destroyed, or, if an Event of Default has occurred and is continuing, the Secured Party may apply all or any part of such proceeds to the Obligations. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Secured Party. In the event of failure by such Company to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to such Company. Each Company shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provisions as may be reasonably requested in writing.

10. Collateral Protection Expenses; Preservation of Collateral.

10.1. Expenses Incurred by Secured Party. In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if the applicable Company fails to do so. Each Company agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to any Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

10.2. Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, each Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

11. Securities and Deposits. The Secured Party may at any time following and during the continuance of a payment default or an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may, following and during the continuance of a payment default or an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to any Company may at any time be applied to or set off against any of the Obligations then due and owing.

12. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing (and, to the extent applicable, subject to the terms of any applicable Subordination Agreement):

(a) each Company shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor;

(b) the Secured Party may itself, without notice to or demand upon such Company, so notify account debtors and other Persons obligated on Collateral;

(c) after the making of such a request or the giving of any such notification, such Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Company as trustee for the Secured Party, for the benefit of the Secured Party, without commingling the same with other funds of such Company and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments; and

(d) the Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Party to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

13. Power of Attorney.

13.1. Appointment and Powers of Secured Party. Each Company hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at such Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Company might do, including (i) upon written notice to such Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that such Company’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without such Company’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Company’s name such financing statements and amendments thereto and continuation statements which may require such Company’s signature.

13.2. Ratification by Company. To the extent permitted by law, each Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

13.3. No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Company for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

14. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon any Company (but, to the extent applicable, subject to the terms of any applicable Subordination Agreement), shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the applicable Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the applicable Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Company’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the applicable Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Company acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of the Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Each Company acknowledges that the purpose of this §15 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §15. Without limitation upon the foregoing, nothing contained in this §15 shall be construed to grant any rights to any Company or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §15.

16. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

17. Suretyship Waivers by Company. Each Company waives, to the maximum extent permitted by applicable law, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §10.2. Each Company further waives any and all other suretyship defenses.

18. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Company hereby irrevocably waives the benefits of all such laws.

19. Proceeds of Dispositions; Expenses. Each Company shall pay to the Secured Party upon written demand amounts equal to any and all expenses, including, without limitation, attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting or preserving the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral and any such expenses actually incurred in releasing any security interest granted hereunder and, in addition, such Company shall pay to the Secured Party on demand amounts equal to any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Secured Party in enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the applicable Company. In the absence of final payment and satisfaction in full of all of the Obligations, each Company shall remain liable for any deficiency.

20. Overdue Amounts. Until paid, all amounts due and payable by any Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

21. Governing Law; Consent to Jurisdiction. This Agreement IS A contract UNDER the laws of the state of DELAWARE and shall for all purposes be construed in accordance with and governed by the laws of SAID state of DELAWARE. EACH Company and THE SECURED PARTY EACH agree that any suit for the enforcement of this agreement or any other action brought by SUCH PERSON arising hereunder or in any way related to this agreement SHALL BE BROUGHT and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. Each party hereto irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum.

22. Waiver of Jury Trial. THE SECURED PARTY AND EACH COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Company (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §22.

23. Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

24. Release of Collateral; Reinstatement. (a) The Secured Party agrees that upon the sale, transfer or other disposition of any Collateral which is expressly permitted to occur by the Transaction Documents, upon receipt by the Secured Party of the proceeds thereof which the applicable Company or the Borrower, as the case may be, is required to pay to the Secured Party pursuant to the terms of any Transaction Document, such Collateral (but not the proceeds thereof) shall automatically be released from the Liens created hereby, and the Secured Party agrees that, at the request and sole expense of the applicable Company, it shall promptly execute and deliver to such Company all releases and other documents reasonably necessary for the release of such Lien on such Collateral.

(b) The Secured Party further agrees that upon the indefeasible repayment in full, in cash, of all Obligations owing under the Transaction Documents (other than the Warrant and contingent indemnification obligations for which no claims have been made) and the termination of any commitments pursuant to the terms of the Transaction Documents (other than the Warrant), the security interests granted hereby shall, subject to the Secured Party’s rights of reinstatement set forth herein or in any other Transaction Document (other than the Warrant), automatically terminate, all rights to the Collateral shall revert to the applicable Company without further action from any Person and the Secured Party agrees that, at the request and sole expense of such Company, it shall promptly execute and deliver to such Company all releases or other documents reasonably necessary for the release of the Liens on the Collateral (including returning any possessory collateral being held by the Secured Party).

(c) Notwithstanding anything to the contrary contained herein, each Company acknowledges and agrees its obligations and liabilities under the Transaction Documents (and all security interests and other Liens granted hereunder) shall be deemed to have continued in existence and shall be reinstated with full force and effect if, at any time on or after the payment of any Obligations under the Transaction Documents, all or any portion of the Obligations or any other amounts applied by the Secured Party to any of the Obligations is voided or rescinded or must otherwise be returned by the Secured Party to the applicable Company or the Borrower upon such Company’s or the Borrower’s insolvency, bankruptcy or reorganization or otherwise.

25. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Company acknowledges receipt of a copy of this Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if the Secured Party shall request manually signed counterpart signatures to this Agreement, each Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Signature pages to follow]

IN WITNESS WHEREOF, intending to be legally bound, each Company has caused this Agreement to be duly executed as of the date first above written.

STARDUST POWER LLC

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Authorized Signatory

STRIKE MERGER SUB II, LLC

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Roshan Pujari

Accepted:

LIND GLOBAL ASSET
MANAGEMENT XIII LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Authorized Signatory

Exhibit 99.1

Stardust Power Secures Financing To Advance Oklahoma Lithium Refinery Toward Construction

GREENWICH, Conn. – December 24, 2025 — Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or “the Company”), an American developer of battery-grade lithium carbonate, today announced it has executed a Securities Purchase Agreement with a single institutional investor providing for up to $15.0 million in senior secured convertible debt financing to support early-stage construction activities at its lithium refinery project in Muskogee, Oklahoma.

The facility includes an initial $4.0 million drawdown and provides the Company with flexible capital to advance detailed engineering, infrastructure, and procurement activities as it progresses toward construction. The financing has a 24-month term, includes an initial repayment moratorium, and provides the Company with the option to repay the facility in cash or common stock. The facility is intended to support near-term development activities and may serve as bridge financing as the Company advances toward project-level construction financing.

“This facility marks an important step as we prepare for construction and provides optionality and meaningful flexibility as we execute the next phase of the Muskogee project,” said Roshan Pujari, Founder and Chief Executive Officer of Stardust Power. “We are building a robust capital stack with flexibility and shareholder value in mind and are focused on keeping our capital structure aligned with upcoming project milestones.”

The Company plans to fund construction of its 50,000 metric ton per annum refinery through a combination of asset-level equity and asset-level debt financing, designed to minimize public equity dilution and maximize shareholder value, with early stage investor engagement reflecting interest in the project’s shovel-ready status.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium carbonate designed to bolster America’s energy security through resilient supply chains. The Company is building a strategically located lithium refinery in Muskogee, Oklahoma, with the capacity to produce up to 50,000 metric tons of battery-grade lithium carbonate annually. Committed to sustainability at every stage, Stardust Power trades on Nasdaq under the ticker “SDST.”

For more information, visit www.stardust-power.com

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects. These statements may include, without limitation, statements regarding management’s expectations about future business strategies, financial performance, operating results, growth opportunities, market developments, competitive position, regulatory outlook, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “model,” “outlook,” “plan,” “predict,” “project,” “seek,” “target,” “will,” “could,” “should,” or similar expressions.

Forward-looking statements are not guarantees of future performance. They are based on current expectations, estimates, forecasts, and assumptions that involve significant risks and uncertainties, many of which are beyond the Company’s control and are difficult to predict. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including but not limited to: macroeconomic conditions; inflationary pressures; changes in interest rates; supply chain disruptions; evolving consumer demand; competitive and technological developments; regulatory or legal changes; litigation exposure; cybersecurity threats; and fluctuations in foreign exchange rates. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. Except as required by law, the Company assumes no obligation and expressly disclaims any duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, even if subsequent events cause expectations to change.

You should consult our filings with the U.S. Securities and Exchange Commission (SEC), including the “Risk Factors” section of its most recent Annual Report on Form 10-K and subsequent filings on Form 10-Q, for additional detail about the factors that could affect our financial and other results.

Stardust Power Contacts

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com